SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                    FORM 8-K/A
                                  CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

       Date of report (Date of earliest event reported) January 3, 1996

                          Commission File Number 1-16914

                              THE E.W. SCRIPPS COMPANY
                (Exact name of registrant as specified in its charter)


      Deleware                                              51-0304972
(State of other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)


  1105 N. Market Street
  Wilmington, Deleware                                         19801
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code:  (302) 478-4141

                                      Not Applicable
                  (Former name, former address and former fiscal year, if
                                 changed since last report.)


The undersigned registrant hereby amends its Current Report on Form 8-K as of December 28, 1995 to include the following exhibits as set forth in the pages attached hereto:

           Agreement and Plan of Merger
           Voting Agreement
           Registration Rights Agreements              Exhibit F
           Board Representation Agreement              Exhibit G


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, therunto duly authorized.


                                 THE E.W. SCRIPPS COMPANY



Dated: January 3, 1995           By: /s/ D. J. Castellini

                                     D. J. Castellini
                                     Senior Vice President,
                                     Finance & Administration







                                                   CONFORMED COPY














                  AGREEMENT AND PLAN OF MERGER

                          By and Among

                   THE E. W. SCRIPPS COMPANY,

                      SCRIPPS HOWARD, INC.,

                               and

                       COMCAST CORPORATION












                        October 28, 1995

                       TABLE OF CONTENTS

                                                             Page


ARTICLE I

                           THE MERGER
          1.01 The Merger                                               1
          1.02 Effect of the Merger on Capital Stock; Adjustments       2
          1.03 Effective Time of the Merger                             4
          1.04 Exchange of Certificates                                 5
          1.05 Distribution With Respect to Shares Represented by
               Unexchanged Certificates                                 6
          1.06 No Fractional Shares                                     6
          1.07 No Liability                                             7
          1.08 Lost Certificates                                        7

ARTICLE II

                CERTAIN PRE-MERGER TRANSACTIONS
          2.01 Internal Spinoffs; Amendments to Charters               7
          2.02 Contribution of Assets to and Assumption of
               Liabilities by SHI                                      8

ARTICLE III

          REPRESENTATIONS AND WARRANTIES REGARDING THE
                        COMPANY AND SHI
          3.01 Organization and Authority                              9
          3.02 No Breach                                              10
          3.03 Consents and Approvals                                 10
          3.04 Approvals of the Boards; Fairness Opinion; Vote
               Required                                               11
          3.05 Capitalization                                         11
          3.06 SEC Reports                                            12
          3.07 Financial Statements                                   12
          3.08 Absence of Certain Changes                             12
          3.09 Absence of Undisclosed Liabilities                     13
          3.10 Compliance With Law                                    13
          3.11 Taxes                                                  13
          3.12 Litigation                                             14
          3.13 Brokers and Finders                                    14
          3.14 Employee Benefit Plan Matters                          14
          3.15 Company Contracts                                      14
          3.16 Environmental Matters                                  14
          3.17 Full Disclosure                                        15

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES REGARDING CABLE
          4.01 Organization and Authority                             15
          4.02 No Breach                                              15
          4.03 Capitalization                                         16
          4.04 Financial Statements                                   16
          4.05 Absence of Certain Changes                             16
          4.06 Absence of Undisclosed Liabilities.                    17
          4.07 Compliance With Law                                    17
          4.08 Franchises and Material Agreements                     17
          4.09 Title to Properties; Encumbrances                      21
          4.10 Litigation                                             21
          4.11 Employee Benefit Plan Matters                          21
          4.12 Labor Matters                                          24
          4.13 Mid-Tennessee Acquisition                              25
          4.14 Environmental Matters                                  25

ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR
          5.01 Organization and Authority                              25
          5.02 No Breach                                               26
          5.03 Consents and Approvals                                  26
          5.04 Approval of the Board                                   27
          5.05 Capitalization                                          27
          5.06 SEC Reports                                             27
          5.07 Financial Statements                                    28
          5.08 Absence of Certain Changes                              28
          5.09 Brokers and Finders                                     28
          5.10 Full Disclosure                                         28
          5.11 Certain Tax Matters                                     28

ARTICLE VI

                        OTHER AGREEMENTS
          6.01 No Solicitation                                         29
          6.02 Conduct of Business of the Company                      30
          6.03 Conduct of Business of Cable                            31
          6.04 Conduct of Business of Acquiror                         32
          6.05 Access to Information                                   32
          6.06 SEC Filings                                             33
          6.07 Reasonable Best Efforts                                 36
          6.08 Public Announcements                                    36
          6.09 Board Recommendations                                   36
          6.10 Tax Matters                                             37
          6.11 Notification                                            43
          6.12 Employee Benefits                                       43
          6.13 Employee Stock Options                                  44
          6.14 Meetings of Stockholders                                45
          6.15 Regulatory and Other Authorizations                     45
          6.16 Further Assurances                                      46
          6.17 Internal Revenue Service Ruling                         47
          6.18 Records Retention                                       47
          6.19 Stock Exchange Listing                                  47
          6.20 Company Names                                           47
          6.21 Other Agreements                                        48
          6.22 Form 8-K; Provision of Financial Statements;
               Schedule of Contracts                                   48
          6.23 Determination of Estimated Amounts                      48
          6.24 Capital Expenditures                                    49
          6.25 Excess Cash                                             50
          6.26 Acquisition of Mid-Tennessee Business;
               Reduction of Aggregate Consideration; Indemnity         50
          6.27 Indemnity Relating to Certain Litigation                50
          6.28 River City Interest                                     51
          6.29 Proposed Hyperion Joint Venture.                        51
          6.30 Cancellation of Intercompany Arrangements.              51

ARTICLE VII

        CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING
          7.01 Closing and Closing Date                                52
          7.02 Conditions to the Obligations of the Company,
               SHI and Acquiror                                        52
          7.03 Conditions to the Obligations of the Company and SHI    53
          7.04 Conditions to Obligations of Acquiror                   54
          7.05 Exception to Conditions to Obligations to the
               Company and SHI.                                        55
          7.06 Exception to Conditions to Obligations of Acquiror      55

ARTICLE VIII

                          TERMINATION
          8.01 Termination                                             55
          8.02 Effect of Termination                                   56
          8.03 Fees and Expenses                                       57

ARTICLE IX

                         MISCELLANEOUS
          9.01 Survival of Representations and Warranties             57
          9.02 Entire Agreement                                       58
          9.03 Notices                                                58
          9.04 Governing Law                                          59
          9.05 Descriptive Headings                                   59
          9.06 Parties in Interest                                    59
          9.07 Counterparts                                           59
          9.08 Expenses                                               59
          9.09 Personal Liability                                     59
          9.10 Binding Effect; Assignment                             59
          9.11 Amendment                                              60
          9.12 Extension; Waiver                                      60
          9.13 Legal Fees; Costs                                      60

ARTICLE X

                          DEFINITIONS

                     EXHIBITS AND SCHEDULES

Exhibit A      Form of Amendment to Certificate of Incorporation
               of the Company
Exhibit B      Form of Restated Articles of Incorporation of SHI
Exhibit C           Form of Contribution and Assumption Agreement
Exhibit D           Form of Noncompetition Agreement
Exhibit E      Form of Voting Agreement
Exhibit F      Form of Registration Rights Agreement
Exhibit G      Form of Board Representation Agreement

Schedule 3.09       Liabilities of the Company
Schedule 3.11(b) Material Claims and Investigations for Taxes of Company
Schedule 3.15       Company Contracts
Schedule 4.07(a)(i) Material Licenses and Authorizations held by
                    Cable
Schedule 4.08(a)(i) Material Franchises of Cable
Schedule 4.08(b)    Rights of Others to Acquire Assets of Cable
Schedule 4.08(f) Signals Carried by Cable Without Retransmission Consent Agreements
Schedule 4.08(g)    FCC Rate Complaints and Letters of Inquiry
Schedule 4.11(a)    Cable Employee Plans and Cable Benefit
                    Arrangements
Schedule 4.11(d)    Welfare Benefit Plans Covering Cable Retirees
Schedule 4.12(a)    Labor or Collective Bargaining Agreements of
                    Cable
Schedule 4.12(b)    Employees of Cable Represented by Labor
                    Organizations;
                    Representation or Certification Proceedings
Schedule 5.05(a)    Existing Options, Warrants, Etc. of Acquiror
Schedule 6.04       Permitted Amendments
Schedule 6.22(c)    Cable Contracts
Schedule 6.27       Certain Litigation of Cable






                  AGREEMENT AND PLAN OF MERGER


      This Agreement and Plan of Merger (this "Agreement"), dated as of October 28, 1995, is made by and among The E.W. Scripps Company, a Delaware corporation (the "Company"), Scripps Howard, Inc., an Ohio corporation and wholly owned subsidiary of the Company ("SHI"), and Comcast Corporation, a Pennsylvania corporation ("Acquiror").


                            RECITALS

      WHEREAS, the Boards of Directors of the Company, SHI and Acquiror each have determined that it is in the best interests of their respective stockholders to enter into this Agreement which, among other things, provides for (i) the Company to contribute to SHI substantially all of the assets of the Company (other than those assets described in the Contribution Agreement as being retained by the Company) and to distribute to its stockholders the outstanding shares of capital stock of SHI so that the stockholders of the Company will become the stockholders of SHI; and (ii) the Company (immediately following such contribution and distribution) to merge with and into Acquiror, as a result of which the stockholders of the Company immediately prior to such merger will become stockholders of Acquiror; and

      WHEREAS,  for federal income tax purposes, it  is  intended that  such transactions will qualify as a tax-free reorganization
within   the   meaning   of  Sections  368(a)(1)(D),   355,   and
368(a)(1)(A) of the Internal Revenue Code.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth below, the parties hereto agree as follows:


                           ARTICLE I

                           THE MERGER

  1.01 The Merger. Subject to the terms and conditions hereof, at the Effective Time: (i) the Company shall be merged with and into Acquiror (the "Merger") and the separate existence of the Company shall cease and Acquiror shall continue as the surviving corporation in the Merger (the "Surviving Corporation"); (ii) the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall continue as the Articles of Incorporation of the Surviving Corporation;
(iii) the Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall continue as the Bylaws of the Surviving Corporation; (iv) the directors of Acquiror shall be the directors of the Surviving Corporation; and (v) the officers of Acquiror immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by applicable law.


   1.02 Effect of the Merger on Capital Stock; Adjustments. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock:

           (a) Subject to Sections 1.02(b) and 1.02(e) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Merger shall be converted into and shall become that number of fully paid and nonassessable shares of Acquiror Common Stock equal to the Common Stock Conversion Number.

           (b) Each share of Company Common Stock issued and outstanding immediately prior to the Merger and owned directly or indirectly by the Company as treasury stock, by SHI or by any of the Company's or SHI's respective Subsidiaries shall be cancelled, and no consideration shall be delivered in exchange therefor.

          (c) Each share of the capital stock of Acquiror issued and outstanding immediately prior to the Merger shall remain outstanding.

           (d) "Common Stock Conversion Number" shall mean the quotient obtained by dividing (i) the aggregate number of shares of Acquiror Common Stock into which Company Common Stock shall be converted (the "Aggregate Shares Delivered") by (ii) the number of shares of Company Common Stock outstanding at the Closing Date (the "Outstanding Company Common Stock").

           For purposes hereof, the Aggregate Shares Delivered shall equal the sum of (i) the Closing Price Share Number and (ii) the Top-up Share Number, if any. For purposes hereof, the "Closing Price Share Number" shall equal the quotient obtained by dividing the Aggregate Consideration by the Collar Price. The "Collar Price" shall be whichever of the following applies:

                     (i)   115%  of the Execution Price,  if  the
          Closing  Price  is greater than 115% of  the  Execution
          Price; or

                     (ii) the Closing Price, if the Closing Price is greater than or equal to 85% but less than or equal to 115% of the Execution Price; or

                    (iii)      85% of the Execution Price, if the
          Closing Price is less than 85% of the Execution Price.

           If the Closing Price is less than 85% of the Execution Price, the Company shall have the right to give notice to Acquiror (the "Termination Intent Notice") that the Company intends to terminate this Agreement. The Termination Intent Notice shall be delivered to Acquiror in person at the location where the Closing is to take place no later than 2:00 p.m. New York time on the business day prior to the Closing Date (the "Pre-Closing Date"). If the Company delivers a Termination Intent Notice, Acquiror shall have the right to give notice to the Company (the "Top-up Notice") that Acquiror elects to increase the number of shares of Acquiror Common Stock to be delivered in the Merger to that number of shares (the "Maximum Number") of Acquiror Common Stock equal to the Aggregate Consideration divided by the Closing Price. The excess of the Maximum Number over the number obtained by dividing the Aggregate Consideration by the Collar Price is referred to herein as the "Collar Deficiency Number". The Top-up Notice shall be delivered in person to the Company at the location where the Closing is to take place no later than 8:00 p.m. New York time on the Pre-Closing Date. If Acquiror has not delivered a Top-up Notice by the above deadline, and the Company and Acquiror have not otherwise reached an agreement regarding the number of shares of Acquiror Common Stock to be delivered by such deadline, this Agreement shall terminate. If Acquiror does deliver a Top-up Notice, or if the Company and Acquiror otherwise agree, the number of shares of Acquiror Common Stock to be delivered in the Merger shall be increased by the Collar Deficiency Number or such other number as the Company and Acquiror may agree. The Collar
     Deficiency Number or such other number is hereinafter referred to as "Top-up Share Number".

           For purposes hereof, the "Aggregate Consideration" shall be $1,575,000,000 (the "Base Consideration");


                     (i)   increased  by  the  Estimated  Capital
          Expenditure Amount (as defined in Section 6.23);

                     (ii)  reduced  by  the Estimated  Cable  Net
          Liabilities Amount (as defined in Section 6.23);

                      (iii)      increased  by  the  River   City
          Purchase Amount (as defined in Section 6.28),  if  any;
          and

                     (iv) reduced by the Mid-Tennessee Amount (as defined in Section 6.26), if any.

          For purposes hereof, (i) the "Execution Price" shall be $20.075; (ii) the average closing price of Acquiror Common Stock on the NASDAQ National Market for the Random Trading Days shall be the "Closing Price"; and (iii) the "Random Trading Days" shall be the 15 trading days selected by lot from the 40 trading days ending on and including the second trading day prior to the Closing Date. The Random Trading Days shall be selected by lot by the Company and the Acquiror at 5:00 p.m. New York time on the second trading day prior to the Closing Date.

           If between the date hereof and the Effective Time the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchanges of shares, or if any extraordinary dividend or distribution is made with respect to the Acquiror Common Stock, then the Aggregate Shares delivered shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or extraordinary dividend or distribution.

           (e) The holder of any shares ("Dissenting Shares") of Company Common Stock outstanding immediately prior to the Merger that has validly exercised such holder's dissenters' rights, if any, under the Delaware General Corporation Law (the "DGCL") shall not be entitled to receive, in respect of the shares of Company Common Stock as to which such holder has validly exercised dissenters' rights, shares of Acquiror Common Stock and shall not be entitled to receive shares of SHI Common Voting Shares or SHI Class A Common Shares pursuant to the Distribution unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment for such holder's shares of Company Common Stock under the DGCL. In such event, such holder shall be entitled to receive the Acquiror Common Stock, SHI Common Voting Stock and SHI Class A Common Stock such holder would have been entitled to receive had such holder not exercised dissenters' rights. The Company shall give Acquiror prompt notice upon receipt by the Company (i) prior to or at the meeting of stockholders at which the Merger and other transactions contemplated hereby are voted upon, of any written objection to such transactions (any stockholder duly making such objection being hereinafter called a "Dissenting Stockholder") and (ii) any other notices or communications made after such time by a Dissenting Stockholder which pertains to dissenters' rights. The Company agrees that, prior to the Effective Time, except with the written consent of Acquiror, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each Dissenting Stockholder who becomes entitled under the DGCL to payment for such holder's shares of Company Common Stock shall receive payment therefor after the Effective Time from the Surviving Corporation, and SHI shall reimburse the Surviving Corporation for the excess, if any, of (x) the amount paid to such Dissenting Stockholders by the Acquiror over (y) the product of (a) the quotient of the Aggregate Consideration divided by the Aggregate Shares Delivered times (b) the number of Dissenting Shares held by such Dissenting Stockholders; provided that the amount paid to Dissenting Shareholders shall have been agreed upon by the Surviving Corporation, SHI and the Dissenting Stockholders or finally determined pursuant to the DGCL.

  1.03 Effective Time of the Merger. Subject to the terms and conditions set forth in this Agreement, a certificate of merger shall be duly prepared, executed and acknowledged by Acquiror and the Company and thereafter delivered to the Secretary of State of Delaware and articles or a certificate of merger shall be duly prepared, executed and acknowledged by Acquiror and the Company
and   thereafter  delivered  to  the  Secretary   of   State   of
Pennsylvania (together, the "Certificate of Merger")  for  filing
pursuant  to  the  Delaware  General  Corporation  Law  and   the
Pennsylvania    Business   Corporations   Law    (the    "PBCL"),
respectively, on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with such Secretaries of State on the Closing Date (the "Effective Time").


    1.04        Exchange of Certificates.

           (a) Prior to the Closing Date, the Company shall retain a bank or trust company reasonably acceptable to Acquiror to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates evidencing shares of Company Common Stock converted into shares of Acquiror Common Stock pursuant to the Merger. Prior to the Effective Time, Acquiror shall deposit with the Exchange Agent the shares of Acquiror Common Stock to be issued in the Merger, which shares (the "Merger Stock") shall be deemed to be issued at the Effective
Time. At and following the Effective Time, the Surviving Corporation shall deliver to the Exchange Agent such cash as may be required from time to time to make payment of cash in lieu of fractional shares in accordance with Section 1.06 hereof.

           (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced Outstanding Company Common Stock (the "Certificates"), other than the Company, SHI or any of their respective Subsidiaries, (i) a letter of transmittal (which shall specify that delivery of the Certificates shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and shall have such other provisions as Acquiror and SHI shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 1.06), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to Acquiror and SHI that any applicable stock transfer tax has been paid.

            (c) After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.04, be deemed for all purposes to evidence the right to receive the number of shares of Merger Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

          (d) Except as otherwise expressly provided herein, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Merger Stock for shares of Company Common Stock. Any Merger Stock deposited with the Exchange Agent that remains unclaimed by the former stockholders of the Company after six months following the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former stockholders of the Company who have not then complied with the instructions for exchanging their Certificates shall thereafter look only to the Surviving Corporation for exchange of Certificates.

           (e) Effective upon the Closing Date, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common
Stock thereafter on the records of the Company.

           (f) All Merger Stock issued upon conversion of shares of Company Common Stock and all SHI Common Shares distributed pursuant to Article II hereof, each in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

   1.05 Distribution With Respect to Shares Represented by Unexchanged Certificates. No dividend or other distribution declared or made after the Effective Time with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender of a Certificate until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.04. Subject to the effect of applicable law, following surrender of any such Certificate the Surviving Corporation shall pay, without interest, to the record holder of certificates representing shares of Merger Stock issued in exchange therefor (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Merger Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such shares of Merger Stock. No interest shall be paid on any of the Merger Stock or any SHI Class A Common Shares or on SHI Common Voting Shares distributed pursuant to Article II hereof.

    1.06        No Fractional Shares.

           (a) No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender of Certificates pursuant to Section 1.04. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of Acquiror. In lieu of any such fractional shares of Acquiror Common Stock, each holder of Company Common Stock entitled to receive shares of Acquiror Common Stock in the Merger, upon surrender of a Certificate for exchange pursuant to Section 1.04, shall be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the fractional interest in Acquiror Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder) by the closing sale price of a share of Acquiror Common Stock as reported on the NASDAQ National Market on the Closing Date.

           (b) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock in lieu of any fractional share interests, Acquiror shall promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts without interest to such holders; provided, however, that no such amount will be paid to any holder of Certificates which formerly represented Company Common Stock prior to the surrender by such holder of the Certificates formerly representing such holder's Company Common Stock. Any such amounts that remain unclaimed by the former stockholders of the Company after six months following the Effective Time shall be delivered to the Surviving Corporation by the Exchange Agent upon demand and any former stockholders of the Company who have not then surrendered their Certificates shall thereafter look only to the Surviving Corporation for payment in lieu of any fractional interests.

    1. 07       No Liability.  Any amounts remaining unclaimed by
holders of shares on the day immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Acquiror free and clear of any claims or interest of any holder previously entitled thereto. None of Acquiror, SHI, the Company or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of Merger Stock or any SHI Common Shares, dividends or distributions with respect thereto or cash payable in lieu of fractional shares delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

   1.08 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Merger Stock (and any dividend or distribution with respect thereto made after the Effective Time and prior to such issuance and any cash payable in lieu of fractional shares pursuant to
Section 1.06) deliverable in respect thereof as determined in accordance with the terms hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificate, the person to whom the Merger Stock is to be issued, as a condition precedent to the issuance thereof, shall give the Surviving Corporation a bond satisfactory to the Surviving Corporation against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.


                           ARTICLE II

                CERTAIN PRE-MERGER TRANSACTIONS

       The following transactions shall occur prior to the Effective Time:

    2.01        Internal Spinoffs; Amendments to Charters.

           (a) Prior to the Contribution, the Distribution and the Effective Time, and in transactions intended to qualify under Section 355 of the Internal Revenue Code as tax-free spinoffs, Scripps Howard Broadcasting Company, an Ohio corporation and a wholly-owned Subsidiary of SHI ("Broadcasting"), will distribute all of the outstanding capital stock of Scripps Howard Cable Company of Sacramento, a Delaware corporation ("Sacramento Cable"), and Scripps Howard Cable Company, a Colorado corporation ("SH Cable"), each of which is a wholly-owned Subsidiary of Broadcasting, to SHI, and SHI will then distribute to the Company all of the outstanding capital stock of Sacramento Cable, SH Cable, L-R Cable, Inc., a Colorado corporation and wholly-owned Subsidiary of SHI ("L-R Cable"), and EWS Cable, Inc., a Colorado corporation and wholly-owned Subsidiary of SHI ("EWS Cable"), whereupon Sacramento Cable, SH Cable, L-R Cable, and EWS Cable (collectively, the "Cable Subsidiaries") will become direct wholly-owned Subsidiaries of the Company.

           (b) Prior to the Contribution, the Distribution and the Effective Time, the Company shall amend its Certificate of Incorporation as set forth in Exhibit A hereto (the "Charter Amendment") and SHI shall amend and restate its Articles of Incorporation as set forth in Exhibit B hereto (the "Restated Articles").

    2.02 Contribution of Assets to and Assumption of Liabilities by SHI.

           (a) Prior to the Effective Time and pursuant to the terms of the Contribution and Assumption Agreement to be entered into by the Company and SHI in the form attached hereto as Exhibit C (the "Contribution Agreement"), the Company shall contribute and transfer (together with the transactions described in Section 2.02(b) below, the "Contribution") to SHI all of the Company's right, title and interest in and to any and all assets of the Company, whether tangible or intangible and whether fixed, contingent or otherwise; provided, however, that the Company shall not contribute to SHI (i) the issued and outstanding capital stock of, and its right, title and interest in any advances to, any Cable Subsidiary; (ii) the Company's rights created pursuant to this Agreement and the Contribution Agreement; and (iii) cash sufficient to pay all expenses relating to the transactions described in this Agreement that are the responsibility of the Company hereunder including the fees and expenses of Merrill Lynch in connection with such transactions.

          (b)  In consideration for the transactions described in
     Section 2.02(a) above, concurrently therewith and pursuant to the Contribution Agreement, SHI shall (A) assume any and all liabilities of the Company of every kind whatsoever, whether absolute, known, unknown, fixed, contingent or otherwise; provided, however, that SHI will not assume, and will have no liability with respect to, (i) any liabilities associated with the cable television business operations of the Cable Subsidiaries or Cable Partnerships except as otherwise provided herein, including Sections 1.02(e), 6.06(g), 6.10, 6.12, 6.13, 6.27, 7.06 and 9.01 and (ii) the
     Company's obligations created pursuant to this Agreement and the Contribution Agreement and (B) issue and deliver to the Company shares of common stock of SHI as set forth in the Contribution Agreement. Concurrently with the transactions described in Section 2.02(a) above, SHI will cause the Company and the Cable Subsidiaries to be released by all applicable third parties from any liability of SHI or any of its Subsidiaries other than Cable or any liability assumed by SHI pursuant to this Section 2.02(b) that is (A) debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures or other instruments, or (B) guaranties, endorsements, and other contingent obligations, whether direct or indirect, in respect of liabilities of others of any of the types described in clause (A). Each of the Company Contracts, other than the SHI Note Indenture will be terminated, or the Company will otherwise be released from all obligations thereunder, prior to the Effective Time. Prior to the Effective Time, either SHI shall purchase and retire all of its outstanding 7-3/8% Notes due December 15, 1998 (the "SHI Notes"), or, if and to the extent the SHI Notes have not been repurchased at the Effective Time, SHI shall defease the SHI Notes in accordance with Section 401 of the SHI Note Indenture and shall indemnify the Company in respect of any Loss it may suffer in respect thereof. Prior to the Effective Time, SHI and the Company shall enter into the Non-Competition Agreement as set forth in Exhibit D hereto. SHI acknowledges that the liabilities to be assumed pursuant to the first sentence of this Section 2.02(b) include any and all liabilities associated with any claim, action or proceeding brought by or on behalf of the holders of Company Common Stock in connection with the transactions contemplated hereby.

           (c) Following the Contribution and prior to the Effective Time, the Company shall distribute (the "Distribution") one fully paid and nonassessable SHI Class A Common Share to the holder of each share of Company Class A Common Stock outstanding immediately prior to the Distribution and one fully paid and nonassessable SHI Common Voting Share to the holder of each share of Company Common Voting Stock outstanding immediately prior to the Distribution. Each share of the capital stock of SHI issued and outstanding immediately prior to the Distribution and owned directly or indirectly by the Company or any of its Subsidiaries (other than those to be distributed in accordance with the first sentence of this paragraph) shall be cancelled at the time of the Distribution.


                          ARTICLE III

          REPRESENTATIONS AND WARRANTIES REGARDING THE
                        COMPANY AND SHI

      The Company and SHI jointly and severally represent and warrant to Acquiror as follows:

    3.01 Organization and Authority. Each of the Company and SHI is a corporation duly organized, validly existing and in good
standing under the laws of the state of its incorporation.   Each
of the Company and SHI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate
the  transactions  contemplated hereby.   Subject  to  the  items
referred to in Section 3.03, all necessary action, corporate or otherwise, required to have been taken by or on behalf of the Company and SHI by applicable law, their respective charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of the Company and SHI of this Agreement and (ii) the performance by the Company and SHI of their respective obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that this Agreement, the Charter Amendment and the transactions described in Section 6.13 must be approved by the stockholders of
the   Company.    This   Agreement  and  each   other   agreement
contemplated hereby (each a "Transaction Agreement") to which the Company or SHI is or will be a party constitutes or will constitute, as the case may be, a valid and binding agreement of each of the Company and SHI, as the case may be, enforceable against each of them in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the
effect   of   statutory   or  other  laws  regarding   fraudulent
conveyances   and  preferential  transfers,  and  (y)   for   the
limitations  imposed  by  general  principles  of  equity.    The
foregoing   exceptions  are  hereinafter  referred  to   as   the
"Enforceability   Exceptions."   The   Company   has   heretofore
delivered to Acquiror true and complete copies of the Certificate or Articles of Incorporation and Bylaws or Code of Regulations of the Company and SHI as in effect on the date hereof.

     3.02 No Breach. The execution and delivery of this Agreement by each of the Company and SHI do not, and the consummation of the transactions contemplated hereby by each of the Company and SHI will not, (i) violate or conflict with the Certificate or Articles of Incorporation or Bylaws or Code of Regulations of the Company or SHI, or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) of, or give rise to any third-party right of termination, cancellation, modification or acceleration under, or otherwise require notice or approval under, any agreement, understanding or undertaking to which the Company or SHI or any of their respective Subsidiaries is a party or by which any of them is bound, or give rise to any Lien on any of their properties, except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or materially interfere with or delay the transactions contemplated hereby, or (iii) subject to obtaining the approvals and making the filings described in
Section 3.03 hereof, constitute a violation of any statute, law, ordinance, rule, regulation, judgment, decree, order or writ of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company or any of its Subsidiaries or SHI or any of its Subsidiaries or any of their respective properties or assets except as would not have a Material Adverse Effect on Cable or on the Company and its Subsidiaries taken as a whole or materially interfere with or delay the transactions contemplated hereby.

     3.03 Consents and Approvals. Neither the execution and delivery of this Agreement by the Company and SHI nor the consummation of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), (ii) for filings required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iii) for filings under state securities or "blue sky" laws, (iv) for notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (v) for the filing of the Certificate of Merger as set forth in Article I hereof, (vi) for the filing of the Charter Amendment with the
Secretary  of State of Delaware, the Restated Articles  with  the
Secretary of State of Ohio, and appropriate documents with the relevant authorities of other states in which the Company and its Subsidiaries are qualified to do business, (vii) for consents or waivers from the relevant governmental entities necessary to transfer ownership of Cable's franchise agreements and Federal Communications Commission ("FCC") licenses, and (viii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company or SHI from performing its respective obligations under this Agreement or the Contribution Agreement without having a Material Adverse Effect on the Company or Cable or materially interfere with or delay the transactions contemplated hereby.

     3.04        Approvals  of the Boards; Fairness Opinion;  Vote
Required.   The Boards of Directors of the Company and  SHI  have
each, by resolutions duly adopted at meetings duly called and held, unanimously approved and adopted this Agreement, the Merger, the Contribution and the Distribution, and the other transactions contemplated hereby on the material terms and conditions set forth herein. The Board of Directors of the Company has received the opinion as of the date of this Agreement of Merrill Lynch & Co. ("Merrill Lynch"), as financial advisor to the Company, that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders from a financial point of view. The affirmative votes or actions by written consent of a majority of the votes that holders of the outstanding shares of Company Common Voting Stock are entitled to cast are the only votes of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and the Charter Amendment under applicable law and the Company's Certificate of Incorporation and By-Laws.

     3.05       Capitalization.

           (a) The authorized capital stock of the Company consists of (i) 120 million shares of Company Class A Common Stock, (ii) 30 million shares of Company Common Voting Stock, and
(iii) 25 million shares of serial preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of September 30, 1995, there were issued and outstanding 60,028,980 shares of Company Class A Common Stock and 19,990,833 shares of Company Common Voting Stock. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. Since September 30, 1995 no shares of Company Common Stock have been issued except upon exercise of options, restricted stock or other awards issued pursuant to the Incentive Plan or the Directors Plan. There are no shares of Company Preferred Stock issued and outstanding. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Company. Other than options, restricted stock, and other awards outstanding or issuable pursuant to the Incentive Plan or the Directors Plan, and other than in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon the Company or any of its Subsidiaries requiring or providing for, and there are no outstanding debt or equity securities of the Company or its Subsidiaries which upon the conversion, exchange or exercise thereof would require or provide for, the issuance, transfer or sale by the Company or any of its Subsidiaries of any new or additional equity interests in the Company (or any other securities of the Company which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Company). Except for the Scripps Family Agreement dated October 15, 1992 (the voting provisions of which become effective only upon termination of The Edward W. Scripps Trust (the "Trust")), there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company.

           (b) As of the date hereof, the authorized capital stock of SHI consists of 750 Common Shares, without par value (the "SHI Common Shares"). Upon the filing of its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Ohio, the authorized capital stock of SHI will consist of (i) 120 million SHI Class A Common Shares, $.01 par value; (ii) 30 million SHI Common Voting Shares, $.01 par value; and (iii) 25 million SHI Preferred Shares, $.01 par value. As of the date hereof, there are issued and outstanding 750 SHI Common Shares, all of which are owned by the Company, and no other shares of capital stock of SHI.

    3.06 SEC Reports. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1993 (collectively, the "Company's
SEC  Reports").  The Company's SEC Reports have complied  in  all
material  respects  with  all  applicable  requirements  of   the
Securities Act and the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of  a  material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in
order   to  make  the  statements  therein,  in  light   of   the
circumstances  under which they were made, not  misleading.   The
Company has heretofore made available or delivered to Acquiror, in the form filed with the SEC, all of the Company's SEC Reports.

    3.07 Financial Statements. The (i) audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and (ii) unaudited condensed consolidated financial statements of the Company contained in the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1995 (the "Company 10-Q"), were prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and present fairly in all material respects the Company's consolidated financial position and the results of its consolidated operations and its consolidated cash flows as of the relevant dates thereof and for the periods covered thereby (subject to normal year-end adjustments in the case of the unaudited interim financial statements).

     3.08 Absence of Certain Changes. Except as otherwise disclosed in the Company 10-Q, since June 30, 1995, there has not been any (i) material adverse change in the financial position, liabilities, assets or business of the Company and its Subsidiaries taken as a whole except for material adverse changes due to general economic or industry-wide conditions, or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company and SHI to perform their respective material obligations under this Agreement and the Transaction Agreements to which they are or will be a party.

     3.09 Absence of Undisclosed Liabilities. There are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) liabilities provided for in the balance sheet included in the Company 10-Q or disclosed in the notes thereto and (ii) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company and its Subsidiaries taken as a whole.
020
           The Company has served only as a holding company for its Subsidiaries and has not engaged in any active business operation. The aggregate amount of liabilities of the Company which SHI will assume pursuant to Section 2.02(b) would not reasonably be expected to exceed $50,000,000.

     3.10 Compliance With Law. The Company holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. To the Company's knowledge, the Company has not violated, and is not in violation of, any such licenses, franchises, certificates, consents, permits, qualifications or authorizations or any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and in so far as reasonably can be foreseen will not, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, and the Company has not received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

     3.11       Taxes.

           (a) All Company Consolidated Income Tax Returns and Cable Tax Returns (as defined in Section 6.10(h)), required to be filed on or before the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed; all of the foregoing Tax Returns are true, correct and complete in all material respects; and all Taxes required to have been paid in connection with such Tax Returns have been paid. All material Taxes payable by or with respect to the Company and its Subsidiaries but not reflected on any Tax Return required to be filed prior to the date of the most recent balance sheet included in the Company 10-Q, have been fully paid or adequate provision therefor has been made and reflected on such balance sheet.

           (b) Except as set forth on Schedule 3.11(b) hereto, there is no claim or investigation involving an amount greater than $250,000 pending or threatened against the Company or Cable for past Taxes, and adequate provision for the claims or investigations set forth on Schedule 3.11(b) has been made as reflected on the Company's financial statements.

           (c) The Company is not, and on the Closing Date will not be, an investment Company within the meaning of Section
368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

           (d) As of the Closing Date there will be no deferred intercompany gains between the Company and the Cable Subsidiaries or between the Cable Subsidiaries themselves in excess of $250,000 (in the aggregate).

     3.12 Litigation. There is no suit, action, proceeding or investigation pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties that, individually or in the aggregate, would reasonably be expected to prevent, hinder, or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or otherwise be material to the Company and its Subsidiaries taken as a whole, nor is there any judgment, decree, inquiry, rule or order outstanding against the Company or any of its Subsidiaries which, insofar as can reasonably be foreseen, would prevent, hinder or materially delay such ability or otherwise be material to the Company.

     3.13 Brokers and Finders. Neither the Company, SHI nor any officer, director or employee of the Company or SHI has employed any investment banker, broker or finder or incurred any liability
for   any  brokerage  fees,  commissions  or  finder's  fees   in
connection with the transactions contemplated herein, except that the Company has employed Merrill Lynch as its financial advisor and for whose fees and expenses the Company is responsible.

     3.14       Employee Benefit Plan Matters.

            (a) Company Employee Plans and Company Benefit Arrangements. Acquiror shall have no liability whatsoever under any Company Employee Plans or Company Benefit Arrangements or under any laws applicable to any Company Employee Plans or Company Benefit Arrangements.

            (b) COBRA. The Company, SHI and their ERISA Affiliates have complied in all material respects with the continuation coverage requirements of COBRA with respect to any loss of coverage occurring through the date of this Agreement under a Group Health Plan sponsored by the Company, SHI or any of their ERISA Affiliates.

     3.15       Company Contracts.  (a)  Except as set  forth  on
Schedule 3.15, the Company is not a party to or bound by any contract, agreement or commitment. The contracts, agreements and commitments to which the Company is a party or by which it is otherwise bound are referred to herein as the "Company Contracts". The Company has heretofore delivered to Acquiror all Company Contracts.

     3.16      Environmental Matters.  (a)  Except as set forth in the
Schedule 3.16, there are no Environmental Liabilities of the Company and its Subsidiaries that have had or may reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

           (b) There has been no environmental assessment, investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or its Subsidiaries or any property or facility now or previously owned or leased by the Company or its Subsidiaries which has not been delivered to Acquiror prior to the date hereof.

     3.17 Full Disclosure. All of the statements made by the Company and SHI in this Agreement (including, without limitation, the representations and warranties made by the Company and SHI herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) do not (and on the Closing Date will not) include or contain any untrue statement of a material fact, and do not (and on the Closing Date will not) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                           ARTICLE IV

         REPRESENTATIONS AND WARRANTIES REGARDING CABLE

      The Company and SHI jointly and severally represent and warrant to Acquiror as follows:

     4.01 Organization and Authority. Each of the Cable Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Cable Partnership is a partnership duly formed and validly existing under the laws of its jurisdiction of formation. Each of the Cable Subsidiaries and the Cable Partnerships is qualified to do business as a foreign corporation or partnership and is, where applicable, in good standing, in each jurisdiction where such qualification is necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on Cable. Each of the Cable Subsidiaries and the Cable Partnerships has all requisite corporate or partnership, as appropriate, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a Material Adverse Effect on Cable. The Company has heretofore delivered to Acquiror true and complete copies of the certificate of incorporation, bylaws and partnership agreements of Cable as currently in effect.

    4.02 No Breach. The execution and delivery of this Agreement by each of the Company and SHI do not, and the consummation of the transactions contemplated hereby by each of the Company and SHI will not constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any third-party right of termination, cancellation, modification or acceleration under, or otherwise require notice or approval under, any agreement, understanding or undertaking to which the Company or any of the Cable Subsidiaries or Cable Partnerships is a party or by which any of them is bound, or give rise to any Lien on any of their properties, except where such breach, default, Lien, third-party right, cancellation, modification, or acceleration would not have a Material Adverse Effect on Cable or materially interfere with or delay the transactions contemplated hereby. Neither the Company nor any of the Cable Subsidiaries or Cable Partnerships is a party to or bound by any agreement that restricts or purports to restrict the ability of any of them or any affiliate of any of them to engage in any location in the business of cable television, except for such restrictions that would not have a Material Adverse Effect on Cable.

    4.03 Capitalization. All of the issued and outstanding shares of capital stock of the Cable Subsidiaries are owned by SHI or Broadcasting (as set forth below) and are duly authorized, validly issued and fully paid and nonassessable. As of the date hereof, SH Cable and Sacramento Cable are wholly-owned Subsidiaries of Broadcasting. As of the date hereof, EWS Cable and L-R Cable are wholly owned Subsidiaries of SHI. Immediately prior to the Effective Time, SH Cable, Sacramento Cable, EWS
Cable and L-R Cable will be wholly-owned subsidiaries of the Company. EWS Cable owns a 98% interest in, and L-R Cable owns a 2% interest in, TeleScripps Cable Company, a Colorado partnership ("TCC"). Sacramento Cable owns a 95% interest in Sacramento Cable Television, a California partnership ("SCT"). River City Cablevision, Inc., a California corporation, owns a 5% interest in SCT (the "River City Interest") and is not affiliated with the Company. TCC and SCT are collectively referred to herein as the "Cable Partnerships." With respect to TCC's cable systems in the cities of Chamblee and Doraville, Georgia, and in the County of Dekalb, Georgia, certain third parties have certain contractual rights (and obligations) which in the case of each system are not material in the aggregate to such system. Other than in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon any Cable Subsidiary or Cable Partnership requiring or providing for, and there are no outstanding debt or equity securities of any Cable Subsidiary or Cable Partnership which upon the conversion, exchange or exercise thereof would require or provide for, the issuance, transfer or sale by any Cable Subsidiary or Cable Partnership of any new or additional equity interests in the Cable Subsidiaries or the Cable Partnerships (or any other securities of any Cable Subsidiary or Cable Partnership which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in such Cable Subsidiary or Cable Partnership). There are no voting trusts or other agreements or understandings to which the Company or any of the Cable Subsidiaries or Cable Partnerships is a party with respect to the voting of the capital stock of the Cable Subsidiaries or the partnership interests of the Cable Partnerships. The Cable Subsidiaries and the Cable Partnerships have not engaged in any businesses or other activities except for the ownership and operation of cable television systems and other activities incidental thereto.

    4.04 Financial Statements. The (i) unaudited combined balance sheets of Cable as of December 31, 1994 and 1993 (the "Cable Balance Sheets"), and the related unaudited combined statements of income and cash flows for Cable for the year ended December 31, 1993 and 1994, and (ii) unaudited combined balance sheet of Cable as of September 30, 1995 and the related unaudited combined statements of income and cash flows for Cable for the period ended September 30, 1995, were prepared on a consistent basis and present fairly, in all material respects, the combined financial position of Cable as of the dates thereof and their combined results of operations and cash flows for the periods covered thereby (subject to normal year-end adjustments in the case of the unaudited interim financial statements).

     4.05      Absence of Certain Changes.  Since December 31, 1994,
Cable   has  conducted  its  business  in  the  ordinary   course
consistent with past practice and there has not been any (i) material adverse change in the financial position, liabilities, assets or business of Cable except for material adverse changes due to general economic or industry-wide conditions, (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Cable or (iii) change by Cable in any method of accounting or accounting practice.

     4.06 Absence of Undisclosed Liabilities. There are no liabilities of Cable of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than: (i) liabilities provided for in the Cable Balance Sheets or disclosed in the notes thereto and (ii) other liabilities which, individually or in the aggregate, are not material to Cable.

     4.07      Compliance With Law.

          (a) The Cable Subsidiaries and Cable Partnerships hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all governmental authorities necessary for the lawful conduct of Cable's business, except where the failure to hold any of the foregoing would not have a Material Adverse Effect on Cable. To the Company's best knowledge, none of the Cable Subsidiaries or Cable Partnerships has violated, or is in violation of, any such licenses, franchises, certificates, consents, permits, qualifications or authorizations or any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous waste, environmental protection, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and in so far as reasonably can be foreseen will not, have a Material Adverse Effect on Cable, and none of the Cable Subsidiaries or Cable Partnerships has received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

          (b) The Cable Subsidiaries and Cable Partnerships have made all submissions (including, without limitation, registration statements) required under the Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, as amended, and the Cable Television Consumer Protection and Competition Act of 1992 (collectively, the "Communications Act"), and the applicable rules and regulations thereunder (the "Rules and Regulations"), and, to the Company's best knowledge, have obtained all necessary FCC and FAA authorizations, licenses, registrations, permits and tower approvals. The Cable Subsidiaries and Cable Partnerships have complied and are in compliance in all material respects with the Communications Act and the Rules and Regulations.

     4.08      Franchises and Material Agreements.

           (a) As of June 30, 1995, the cable television systems owned by Cable (i) had approximately 750,390 Basic Subscribers and 655,516 premium subscriptions, (ii) passed approximately 1,181,767 residential dwelling units and (iii) included 4,313 underground plant miles and 15,737 aerial plant miles. On average, for the three months ended September 30, 1995, the Average Revenue Per Basic Subscriber was $31.44 per month. Each cable system owned by Cable operates pursuant to a Franchise except where the failure to have such a franchise would not have a Material Adverse Effect on Cable. Each Franchise of Cable and each Material Cable Agreement is the validly existing, legally enforceable obligation of each Cable Subsidiary or Cable Partnership party thereto and, to the knowledge of the Company, of the other parties thereto, subject to the Enforceability Exceptions. Each Cable Subsidiary and Cable Partnership is validly and lawfully operating under its Franchises and the Material Cable Agreements to which it is a party, and each Cable Subsidiary and Cable Partnership has duly complied in all material respects with all of the terms and conditions of each of its Franchises and each Material Cable Agreement to which it is a party. The Company is not aware of any third party breach or default (or other act or omission that with notice, passage of time or both would constitute a default) under any Material Cable Agreement. Schedule 4.08(a)(i) sets forth a complete list of all material Franchises of Cable.

           Except for contracts and agreements entered into in accordance with the terms of this Agreement, and except for the Material Cable Agreements, no Cable Subsidiary or Cable Partnership and none of their respective properties is a party to or bound by:

           (i) any lease (whether of real or personal property) providing for annual rentals of $250,000 or more, any lease with a term of more than 5 years or any lease relating to headends or any intermediate transmission points;

          (ii)  any affiliation or retransmission Contract with a
     programming  service  or  a  distributor  thereof  that   is
     material to the relevant cable system;

           (iii) any Contract providing for the purchase or sale by Cable of goods, services, equipment or assets with an aggregate purchase price of $250,000 or more or with a duration in excess of 5 years except any such Contract that may be terminated by Cable within six months of the date of this Agreement without penalty (upon written request by Aquiror (which notice must be given, if at all, within one month following the date on which the Contract is delivered to Acquiror), Cable shall terminate any such Contract effective as of the Closing);

           (iv) any partnership, joint venture or other similar Contract or any guarantee of the obligations of any Person except any such Contract or guarantee that could not reasonably be expected to involve obligations exceeding $250,000 or otherwise be material to Cable;

          (v) any Contract relating to indebtedness for borrowed money or any installment purchase agreement, conditional sale contract or other like financing arrangement, except any such Contract or arrangement:

                               A.   with an aggregate outstanding
                    principal amount not exceeding $150,000, and

                               B.    which may be prepaid on  not
                    more than 30 days' notice without the payment of any penalty;

            (vi) any Contract with the Company or SHI or any of their respective Subsidiaries other than another Cable
     Subsidiary or Cable Partnership;

           (vii) any Contract which has or could reasonably be expected to have the effect of prohibiting or restricting any business practice of, or the conduct of business by, any Cable Subsidiary or Cable Partnership; or

          (viii)  any other Contract that is material to Cable.

The Contracts listed on Schedule 4.08(a)(ii) are referred to herein as the "Material Cable Agreements". No payments were made by Cable in connection with the obtaining of any retransmission agreement with a programming service or distributor thereof.

          (b) Except as set forth on Schedule 4.08(b), no Person (including any governmental authority) has any right to acquire any interest in any cable television system or assets of Cable (including any right of first refusal or similar right) upon an assignment or transfer of control of a Franchise, other than rights of condemnation or eminent domain afforded by law and, to the knowledge of the Company, no other Person (i) has been granted or has applied for the consent or approval of any governmental authority for the installation, construction, development, ownership, or operation of a cable television system (as defined in the Cable Communications Policy Act of 1984, as amended) within all or part of the geographic area served by any cable television system of Cable or (ii) operates, or has commenced the construction, installation or development of, any cable television system (as defined in the Cable Communications Policy Act of 1984, as amended) within all or part of the geographic area served by any cable television system of Cable, regardless of whether the consent or approval of any governmental authority is required or has been obtained.

            (c)   Neither  the  Company  nor  any  of  the  Cable
Subsidiaries or Cable Partnerships has made or is bound by any material commitments to any state, municipal, local or other governmental commission, agency or body with respect to the operation and construction of their respective systems which are not fully reflected in the Franchises or any Material Cable Agreement. Neither the Company nor any of the Cable Subsidiaries or Cable Partnerships has entered into or is bound by any agreements with community groups or similar third parties restricting or limiting the types of programming that may be shown on such systems.

           (d) No Franchising Authority has advised the Company or any Cable Subsidiary or Cable Partnership, or otherwise notified the Company or any Cable Subsidiary or Cable Partnership in accordance with the terms of the applicable Franchise, of its intention to deny renewal of an existing Franchise. The Company and the Cable Subsidiaries and Cable Partnerships have timely filed notices of renewal in accordance with the Communications Act with all Franchising Authorities with respect to each
Franchise expiring within 36 months after the date of this Agreement. Such notices of renewal have been filed pursuant to the formal renewal procedures established by Section 626(a) of the Communications Act. As of the Closing Date, (i) the Company will have maintained a controlling ownership in each system in its entirety for at least 36 consecutive months following the initial construction or acquisition of each such system by the Company or a Cable Subsidiary or Cable Partnership, or (ii) the consummation of the transactions contemplated by this Agreement (including acquisition of the assets related to the Mid-Tennessee Business as described in Section 4.13 hereof) will not violate the three-year holding period requirement set forth in Section 617 of the Communications Act and the FCC rules and regulations promulgated thereunder.

           (e) The Company and the Cable Subsidiaries and Cable Partnerships are operating the systems in compliance in all material respects with the provisions of the Communications Act and the rules and regulations of the FCC relating to carriage of signals, syndicated exclusivity, network non-duplication, and retransmission consent except where the failure to comply, individually or in the aggregate, would not result in a Material Adverse Effect on Cable. No notices or demands have been received from any television station or from any other Person claiming to have a right, or objecting to or challenging the right of the systems, to carry any signal or deliver the same, or challenging the channel position on which any television station is carried.

            (f) Schedule 4.08(f) indicates which television signals carried by the systems are carried without retransmission consent agreements (other than stations which have elected must-carry status). The Company has delivered to Acquiror full and complete copies of all retransmission consent agreements. There are no obligations regarding unconstructed fiber interconnect commitments. For each commercial television signal on each system that has elected must-carry status, but that is not being carried because of signal quality problems or potential copyright liability, Schedule 4.08(f) lists the signal and the reason for non-carriage.

           (g) The Company has delivered to Acquiror true, correct, and complete specimen copies of (i) all FCC Forms 393, 1200, 1205, 1210, 1215 and 1220s that have been prepared with respect to the systems, (ii) all material correspondence with any governmental body, subscriber, or other interested party relating to rate regulation generally or specific rates charged to subscribers of the systems, including, without limitation, any complaints filed with the FCC with respect to any rates charged to subscribers of the systems, and (iii) any documentation supporting an exemption from the rate regulation provisions of the Communications Act claimed by the Company or a Cable Subsidiary or Cable Partnership with respect to the systems.
Schedule 4.08(g) sets forth (i) a list of all rate complaints filed pursuant to the Communications Act and received by the Company or any Cable Subsidiary or Cable Partnership which have not been deemed invalid by the FCC, and further sets forth those Franchises that have been certified or, to the Company's knowledge, filed for certification under the Communications Act with respect to rate regulation and (ii) a list of all letters of inquiry from the FCC received by the Company or any Cable
Subsidiary or Cable Partnership since September 1, 1993 with regard to rate restructuring.

           (h) Beginning with the first accounting period of 1992, the Cable Subsidiaries and Cable Partnerships have filed all material copyright notices and reports required to be filed by Section 111 of the Copyright Act of 1976, as amended (the "Copyright Act"), and have paid all material fees required to be paid pursuant to Section 111 of the Copyright Act and the rules and regulations of the United States Copyright Office with respect to the operation of each cable television system owned or operated by them. None of the Company, SHI, any Cable Subsidiary or any Cable Partnership has received any written notice from the United States Copyright Office, or any other Person, either challenging any copyright filing or payment made by such party or alleging a failure by such party to make any copyright filing or payment, or threatening to bring suit for copyright infringement.

     4.09 Title to Properties; Encumbrances. The Cable Subsidiaries and the Cable Partnerships are the exclusive holders of all rights in or to all real and personal, tangible and intangible property and assets of the Company or its Subsidiaries (other than any such assets held by the Company or its Subsidiaries pursuant to leases or licenses with a Person other than the Company or another of its Subsidiaries) used or useful in the ownership and operation of the cable television systems owned or operated by Cable, and (b) each Cable Subsidiary or Cable Partnership has good and valid title to its respective assets, free and clear of all defects and Liens except: (i) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, or other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens;
(ii) Liens for current taxes not yet due and payable, and (iii) Liens or minor imperfections of title that do not interfere with the use or detract from the value of such property and taken in the aggregate do not have a Material Adverse Effect on Cable. Except as would not result in any Material Adverse Effect on Cable, each Cable Subsidiary and Cable Partnership owns or has the lawful right to use all assets, properties, operating rights, easements, contracts, leases, and other instruments necessary to operate its business lawfully and to maintain the same as presently conducted.

     4.10 Litigation. There is no suit, action, proceeding or investigation pending against or, to the knowledge of the Company, threatened against or affecting any Cable Subsidiary or Cable Partnership (except for proceedings or investigations
affecting   the   cable  television  industry  generally)   that,
individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Cable; nor is there any judgment, decree, inquiry, rule or order outstanding against any Cable Subsidiary or Cable Partnership which, individually or in the aggregate, have had any such effect or insofar as can reasonably be foreseen, would have any such effect in the future.

     4.11 Employee Benefit Plan Matters.

            (a)    Cable   Employee  Plans  and   Cable   Benefit
Arrangements. Schedule 4.11(a) lists each Cable Employee Plan and Cable Benefit Arrangement. The Company has delivered to Acquiror with respect to each Cable Employee Plan and Cable Benefit Arrangement sponsored by the Company, SHI or any of their ERISA Affiliates true and complete copies of (i) all written documents comprising such plans and arrangements (including amendments and individual, trust or insurance agreements relating thereto); (ii) the most recent Federal Form 5500 series (including all schedules thereto) filed with respect to each Cable Employee Plan; (iii) the most recent financial statements and actuarial reports, if any, pertaining to each such plan or arrangement; and (iv) the summary plan description currently in effect and all material modifications thereto, if any, for each such Cable Employee Plan. No Cable Employee Plan is a Multiemployer Plan.

          (b)  Multiemployer Plans.

                (i) Neither the Company, SHI nor any of their ERISA Affiliates has incurred any unsatisfied withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any Multiemployer Plan to which the Company, SHI or any of their ERISA Affiliates is required to make or accrue a contribution (or has within the six year period preceding the Closing Date been required to make or accrue a contribution), nor is the Company, SHI or any of their ERISA Affiliates reasonably expected to incur any withdrawal liability with respect to any Multiemployer Plan.

                (ii) Neither the Company, SHI nor any of their ERISA Affiliates has been notified by the sponsor of any Multiemployer Plan to which the Company, SHI or any of their ERISA Affiliates is required to make or accrue a contribution (or has within the six year period preceding the Closing Date been required to make or accrue a contribution) that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Company and SHI, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                (iii) None of the Company, SHI or any ERISA Affiliate of any of them has engaged in or is a successor or parent corporation to an entity that has engaged in a transaction described in Section 4212(c) of ERISA. If a "complete withdrawal" by the Company, SHI and all of their ERISA Affiliates were to occur as of the Effective Time with respect to all of the Multiemployer Plans to which the Company, SHI or any of their ERISA Affiliates is required to make or accrue a contribution, none of the Company, SHI or any ERISA Affiliate of any of them would incur any material withdrawal liability under Title IV of ERISA.

          (c) Union Welfare Funds. Neither the Company, SHI nor any of their ERISA Affiliates has incurred any unsatisfied liability based on withdrawal from any union-sponsored multiemployer welfare benefit fund maintained pursuant to any Welfare Plan to which the Company, SHI or any of their ERISA Affiliates contributes pursuant to the terms of a collective bargaining agreement.

           (d) Retiree Welfare Benefits Plans. Except as set forth in Schedule 4.11(d) and pursuant to the provisions of COBRA, neither the Company, SHI nor any of their ERISA Affiliates maintains any Cable Employee Plan or Company Employee Plan that provides benefits described in Section 3(l) of ERISA to any former employees or retirees of Cable. Any disclosure in
Schedule 4.11(d) shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two years.

           (e) Pension Plans. All Company Employee Plans that are Pension Plans intended to be qualified under Section 401 of the Code are so qualified and have been so qualified during the period since their adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. A true and correct copy of the most recent determination letter from the Internal Revenue Service (the "IRS") regarding such qualified status for each such Plan has been, or within five days following the date of this Agreement will be, delivered to Acquiror.

             (f)     Prohibited   Transactions   and    Fiduciary
Responsibility. Except with respect to any Prohibited Transaction relating to any Multiemployer Plan where such Prohibited Transaction has no relation to the Company, SHI or any of their Subsidiaries, none of the Company Employee Plans has participated in, engaged in or been a party to any Prohibited Transaction which could result in the imposition of a material liability upon the Company, SHI or any of their Subsidiaries. To the knowledge of the Company and SHI, no officer, director or employee of the Company, SHI or any of their Subsidiaries has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Company Employee Plan.

           (g) Reporting and Disclosure. Except with respect to any violation relating to any Multiemployer Plan where such violation has no relation to the Company, SHI or any of their ERISA Affiliates, there are no material violations of any reporting or disclosure requirements under ERISA with respect to any Company Employee Plan.

           (h) Funding Obligations. No Company Employee Plan that is a Pension Plan subject to Title IV of ERISA (other than any Multiemployer Plan) has (i) incurred an Accumulated Funding Deficiency, whether or not waived, (ii) an accrued benefit obligation that exceeds the assets of the plan by more than $50,000, determined as of the last applicable annual valuation date, using the actuarial methods, factors and assumptions used for the most recent actuarial report with respect to such plan,
(iii) been a plan with respect to which a Reportable Event has occurred other than a Reportable Event that would not have a Material Adverse Effect, or (iv) been a plan with respect to which any termination liability to the PBGC has been or is reasonably expected to be incurred or with respect to which there exist conditions or events which have occurred presenting a significant risk of termination by the PBGC. Neither the Company, SHI or any ERISA Affiliate of either of them has engaged in, or is a successor or parent corporation to an entity that has engaged in a transaction described in Section 4069 of ERISA.

          (i) Liens and Penalties. Neither the Company, SHI nor any of their ERISA Affiliates has any liability with respect to any Company Employee Plan (i) for the termination of any Company Employee Plan that is a single employer plan under ERISA Section 4062 or a multiple employer plan under ERISA Section 4063, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Sections 4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 or 4980B of the Code,
or (v) for any failure to make any minimum funding contributions under Section 302 (c)(11) of ERISA or Section 412(c)(11) of the Code. None of the Company, SHI or any ERISA Affiliate of either of them has incurred, or reasonably expects to incur prior to the Effective Time any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

            (j)    COBRA.   The  Company,  SHI  and  their  ERISA
Affiliates have complied in all material respects with the provisions of COBRA with respect to all Cable Employee Plans that are Group Health Plans.

           (k) Additional Benefits. No Cable Employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Company Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement. No Cable Employee is covered by any severance, termination, allowance or similar plan or program (whether or not written).

           (l) Claims. Other than claims for benefits in the ordinary course, there is no claim pending, or to the knowledge of the Company or SHI threatened, involving any Company Plan by any person against such plan or the Company, SHI or any of their Subsidiaries. There is no pending, or to the knowledge of the Company or SHI threatened, proceeding involving any Company Employee Plan before the IRS, the United States Department of Labor or any other governmental authority.

          (m) Compliance with Laws; Contributions. Each Company Plan and Company Benefit Arrangement has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws. The Company, SHI and their ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Company Plan and applicable law or required to be paid as expenses under such Company Plan, and the Company, SHI and their ERISA Affiliates shall continue to do so through the Closing, except as the Company, SHI and Acquiror may otherwise agree.

     4.12 Labor Matters.

           (a) Except as set forth on Schedule 4.12(a), no Cable Subsidiary or Cable Partnership is party to any employment contract with any employee or any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of any Cable Subsidiary or Cable Partnership. All employees of Cable serve at will.

           (b) Except as set forth on Schedule 4.12(b), (i) no employees of any of the Cable Subsidiaries or Cable Partnerships are represented by any labor organization and (ii) as of the date hereof, no labor organization or group of employees of any of the Cable Subsidiaries or Cable Partnerships has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the NLRB or any other labor relations tribunal or authority. To the knowledge of the Company, there are no formal organizing activities involving a material number of employees of the Cable Subsidiaries or Cable Partnerships pending with, or threatened by, any labor organization.

           (c) Except as would not result in a Material Adverse Effect on Cable, (i) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving any of the Cable Subsidiaries or Cable Partnerships and (ii) there are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of any of the Cable Subsidiaries or Cable Partnerships.

      4.13 Mid-Tennessee Acquisition. Broadcasting has entered into the Mid-Tennessee Agreement with Mid-Tennessee Cable Limited Partnership, a Tennessee limited partnership ("Mid-Tennessee"), pursuant to which Broadcasting has agreed, on the terms and subject to the conditions set forth therein, to acquire the assets of Mid-Tennessee used in Mid-Tennessee's Athens, Tennessee cable cluster, its Greenbrier, Tennessee cable cluster and its Harriman, Tennessee cable cluster (collectively, the "Mid-Tennessee Business"). To the knowledge of the Company and SHI based solely on information provided to the Company and SHI to date by Mid-Tennessee, the Franchises comprising the Mid-
Tennessee Business have an aggregate of approximately 33,850 Basic Subscribers. The Company has delivered to Acquiror a draft of the Mid-Tennessee Agreement which is not different than the Mid-Tennessee Agreement in any material respect.

      4.14 Environmental Matters.  (a) There are no Environmental
Liabilities of Cable that have had or may reasonably be expected to have a Material Adverse Effect on Cable.

            (b) There has been no environmental assessment investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Cable Subsidiaries or Cable Partnerships or any property or facility now or previously owned or leased by the Cable Subsidiaries or Cable Partnerships which has not been delivered to Acquiror prior to the date hereof.


                           ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      Acquiror represents and warrants to the Company and SHI as follows:

     5.01 Organization and Authority. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Acquiror has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would
not   have  a  Material  Adverse  Effect  on  Acquiror  and   its
Subsidiaries taken as a whole. Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the items referred to in Section 5.03, all necessary action, corporate or otherwise, required to have been taken by or on behalf of Acquiror by applicable law, its charter documents or otherwise to authorize (i) the approval, execution and delivery on  behalf of it of this Agreement and (ii) the performance by it of  its obligations under this Agreement and the consummation  of the  transactions contemplated hereby has been taken, except that this  Agreement must be approved by the stockholders of  Acquiror and the Board of Directors of Acquiror must increase the size  of such Board and elect the designee(s) of the Trust to fill the vacancy or vacancies so created. This Agreement and each other Transaction Agreement to which Acquiror is or will be a party constitutes or will constitute, as the case may be, a valid and
binding  agreement  of  Acquiror,  enforceable  against   it   in
accordance  with  its  terms, subject to (i)  the  Enforceability
Exceptions and (ii) in the case of the Board Representation Agreement, to the Rules and Regulations regarding cross-ownership of cable television systems and television stations, to the extent that such Rules and Regulations may prohibit the Trust from  designating a director or observer on the Comcast Board  of
Directors.   Acquiror  has  delivered to  the  Company  true  and
complete copies of its Articles of Incorporation and Bylaws as in effect on the date hereof.

     5.02 No Breach. The execution and delivery of this Agreement by Acquiror do not and the consummation of the transactions contemplated hereby by Acquiror will not (i) violate or conflict with its Articles of Incorporation or Bylaws or (ii) constitute a breach or default (or an event which with notice or lapse of time or both would become a breach or default) of, or give rise to any third-party right of termination, cancellation, modification or acceleration under, or otherwise require notice or approval under, any agreement, understanding or undertaking to which Acquiror or any of its Subsidiaries is a party or by which any of them is bound, or give rise to any Lien on any of their properties, except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the transactions contemplated hereby, or (iii) subject to obtaining the approvals and making the filings described in Section 5.03 hereof, constitute a violation of any statute, law, ordinance, rule, regulation, judgment, decree, order or writ of any judicial, arbitral, public, or governmental authority having jurisdiction over Acquiror or any of its Subsidiaries or any of their respective properties or assets, except as would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. Neither Acquiror nor any of its Subsidiaries is a party to or bound by any agreement that restricts or purports to restrict the ability of any of them or any affiliate of them to engage in any location in the business of cable television, except for such restrictions that would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the transactions contemplated hereby.

     5.03 Consents and Approvals. Neither the execution and delivery of this Agreement by Acquiror nor the consummation of the transactions contemplated hereby by Acquiror will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except
(i) for filings required under the Securities Act, (ii) for filings required under the Exchange Act, (iii) for filings required under state securities or "blue sky" laws, (iv) for notification pursuant to the HSR Act and expiration or termination of the waiting period thereunder, (v) for the filing of the Certificate of Merger as set forth in Article I hereof,
(vi) for any waiver, consent or declaratory ruling by the FCC with respect to the Rules and Regulations regarding cross-ownership of cable television systems and television stations, to the extent that such Rules and Regulations may prohibit (A) the Trust from designating a director or observer on the Comcast Board of Directors or (B) Brian Roberts from serving on the Board of Directors of Turner Broadcasting Company and (vii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or prevent Acquiror from performing its obligations under this Agreement without having a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the transactions contemplated hereby.

     5.04 Approval of the Board; Vote Required. The Board of Directors of Acquiror has, by resolutions duly adopted at a meeting duly called and held, unanimously approved and adopted
this   Agreement,   the   Merger  and  the   other   transactions
contemplated hereby on the material terms and conditions set forth herein. The affirmative vote or action by written consent of a majority of the votes that holders of the outstanding shares of Acquiror A Stock, Acquiror B Stock and Acquiror Common Stock are entitled to cast voting as a single class is the only vote of the holders of any class or series of the capital stock of Acquiror necessary to approve this Agreement and the Merger under applicable law and the Articles of Incorporation of Acquiror or the By-Laws of Acquiror.

     5.05      Capitalization.

           (a) As of the date hereof, the authorized capital stock of Acquiror consists of: 200,000,000 shares of Class A Common Stock, par value $1.00 per share ("Acquiror A Stock"), 500,000,000 Shares of Class A Special Common Stock, par value $1.00 per share ("Acquiror Common Stock"), 50,000,000 Shares of Class B Common Stock, par value $1.00 per share ("Acquiror B Stock"), and 20,000,000 Shares of Preferred Stock ("Acquiror Preferred Stock"). As of September 30, 1995, there were issued and outstanding the following shares of such stock: 39,103,350 shares of Acquiror A Stock, 192,028,651 shares of Acquiror Common Stock and 8,786,250 shares of Acquiror B Stock. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of Acquiror. As of the date hereof, and other than as set forth on
Schedule 5.05(a) and in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other contracts, arrangements, or understandings issued by or binding upon Acquiror or any of its Subsidiaries requiring, and there are no outstanding debt or equity securities of Acquiror or any of its Subsidiaries which upon the conversion, exchange or exercise thereof would require the issuance, sale or transfer by Acquiror of any new or additional equity interests in Acquiror (or any other securities of Acquiror or any of its Subsidiaries which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in Acquiror). Except as described on Schedule 5.05(a), there are no voting trusts or other agreements or understandings to which Acquiror or any of its Subsidiaries is a party with respect to the voting of capital stock of Acquiror.

           (b) The shares of Acquiror Common Stock to be issued in the Merger, upon their issuance in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable.

     5.06 SEC Reports. Acquiror has filed all required forms, reports and documents with the SEC since January 1, 1993
(collectively, "Acquiror's SEC Reports") and delivered or made available to the Company copies thereof. Acquiror's SEC Reports have complied in all material respects with all applicable
requirements of the Securities Act and the Exchange Act.   As  of
their  respective  dates,  none of the  Acquiror's  SEC  Reports,
including,  without  limitation,  any  financial  statements   or
schedules   included   or  incorporated  by  reference   therein,
contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.07 Financial Statements. The (i) audited consolidated financial statements of Acquiror contained in Acquiror's Annual Report on Form 10-K for the year ended December 31, 1994, and
(ii) unaudited condensed consolidated financial statements of Acquiror contained in Acquiror's Quarterly Report on Form 10-Q for the six months ended June 30, 1995 ("Acquiror's Form 10-Q"), were prepared in accordance with GAAP and present fairly in all material respects Acquiror's consolidated financial position and the results of its consolidated operations and its consolidated cash flows as of the relevant dates thereof and for the periods covered thereby (subject to normal year-end adjustments in the case of the unaudited interim financial statements).

     5.08 Absence of Certain Changes. Since the date of the balance sheet of Acquiror included in Acquiror's Form 10-Q, there has not been any (i) material adverse change in the financial position, liabilities, assets or business of Acquiror and its Subsidiaries taken as a whole except for material adverse changes due to general economic or industry-wide conditions, or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on the financial position, liabilities, assets or business of Acquiror and its Subsidiaries taken as a whole or on the ability of Acquiror to perform its material obligations under this Agreement and the Transaction Agreements to which it is or will be a party.

     5.09 Brokers and Finders. Neither Acquiror nor any of its officers, directors, employees or affiliates has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that Acquiror has employed Lehman Brothers Inc. as its financial advisor in connection with the transactions contemplated hereby and for whose fees and expenses Acquiror is responsible.

      5.10 Full Disclosure. All of the statements made by Acquiror in this Agreement (including, without limitation, the representations and warranties made by Acquiror herein and in the schedules and exhibits hereto which are incorporated by reference herein and which constitute an integral part of this Agreement) do not (and on the Closing Date will not) include or contain any untrue statement of a material fact, and do not (and on the Closing Date will not) omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      5.11 Certain Tax Matters. Acquiror is not, and on the Closing Date will not be, an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Internal
Revenue Code.


                           ARTICLE VI

                        OTHER AGREEMENTS

     6.01      No Solicitation.

           (a) Neither the Company nor any of its Subsidiaries, nor any of its or their officers, directors, representatives or agents shall, directly or indirectly, knowingly encourage, solicit, initiate or, except as otherwise provided in this Sec tion 6.01(a), participate in any way in discussions or negotiations with or knowingly provide any confidential information to, any corporation, partnership, person or other entity or group (other than Acquiror or any affiliate or associate of Acquiror and their respective directors, officers, employees, representatives and agents) concerning any merger of the Company or Cable, the sale of any substantial part of the assets of Cable, the sale of shares of the capital stock of the Company, the capital stock of the Cable Subsidiaries or the interests in the Cable Partnership or similar transactions involving Cable; provided, however, that nothing contained in this Section 6.01(a) shall prohibit the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position with respect to a tender offer for Company Common Stock by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) making such disclosure to the Company's stockholders as, in the judgment of the Board of Directors of the Company, with the advice of outside counsel, may be required under applicable law, or (iii) responding to any unsolicited proposal or inquiry by advising the person making such proposal or inquiry of the terms of this
Section 6.01(a). The Company will promptly communicate to Acquiror its receipt of any proposal or inquiry in respect of any such transaction or its receipt of any request to provide any such information or hold any such negotiations or discussions, and will furnish Acquiror with a true and complete copy of any proposal that the Board of Directors of the Company has determined is a Superior Proposal and will keep Acquiror informed on a timely basis as to the status of and details regarding negotiations, and the Company's intentions, with respect thereto. Notwithstanding anything to the contrary set forth herein, the Board of Directors of the Company may respond to any Superior Proposal and may provide information to, and negotiate with, any person, group or entity in connection therewith if the Board of Directors of the Company determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties. For purposes hereof, "Superior Proposal" means a bona fide, written, unsolicited proposal relating to a possible transaction described in this Section 6.01(a) by any person other than Acquiror that, in the reasonable good faith judgment of the Board of Directors of the Company, with the advice of outside financial advisers, is reasonably likely to be consummated and is more favorable to the stockholders of the Company than the terms of the transactions contemplated by this Agreement.

           (b) Acquiror will promptly notify the Company and provide it with pertinent information in the event that Acquiror or any of its Subsidiaries, or any of its or their officers, directors, representatives or agents (i) solicits, initiates or participates in any way in discussions or negotiations with, or provides any confidential information to, any corporation, partnership, person or other entity or group (other than the Company or any affiliate or associate of the Company and their respective directors, officers, employees, representatives and agents) concerning any merger, sale of substantially all of the assets, or sale of shares of the capital stock of Acquiror, or similar transaction involving Acquiror, or (ii) receives any proposal or inquiry in respect of any such transaction or any request to provide any such information or hold any such negotiations or discussions.

     6.02 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company shall conduct its operations in the ordinary course of business consistent with past practices and shall not without the prior written consent of
Acquiror:

           (a) amend its Certificate of Incorporation or Bylaws;

           (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends declared and paid consistent with the Company's past practice (except that (i) any Subsidiary of the Company other than a Cable Subsidiary or a Cable Partnership may declare and pay dividends that are payable to the Company or to any other Subsidiary of the Company and (ii) any Cable Subsidiary or Cable Partnership may declare and pay dividends in cash and cash equivalents that are payable to the Company or to any other Subsidiary of the Company), or redeem or otherwise acquire any of its securities;

           (c) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of any shares of its capital stock;

           (d) (i) create, incur or assume any indebtedness not currently outstanding (including obligations in respect of capital leases), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except to the extent the Company is released therefrom as described in
     Section 2.02 or (iii) make any loans, advances or capital contributions to, or investments in, any person other than a Subsidiary;

          (e) except pursuant to the Incentive Plan and the Directors Plan, or options or awards outstanding thereunder, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any securities outstanding on the date hereof; or

           (f) terminate, amend, modify or waive compliance with any of the terms or conditions of the Contribution Agreement directly or indirectly respecting the Retained Assets or the Retained Liabilities or
     affecting the rights or obligations of the Company thereunder from and after the Effective Time.

           (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions that would (i) subject to Section 7.06 hereof, make any representation or warranty of the Company or SHI contained in this Agreement materially untrue or incorrect as of the date when made or as of the Closing Date, (ii) result in any of the conditions to Closing in Article VII of this Agreement not being satisfied or
     (iii) subject to Section 7.06 hereof, be materially inconsistent with the terms of this Agreement or the transactions contemplated hereby.

     6.03 Conduct of Business of Cable. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company shall cause the Cable Subsidiaries and Cable Partnerships to conduct their operations according to the ordinary and usual course of business consistent with past
practices.   Without limiting the generality  of  the  foregoing,
except as otherwise contemplated by this Agreement, without the prior written consent of Acquiror, the Company shall not permit any of the Cable Subsidiaries or Cable Partnerships to:

           (a) amend its charter or bylaws or partnership agreement;

           (b) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or partnership interests or amend any of the terms of any securities outstanding on the date hereof;

          (c) acquire, sell, lease or dispose of any assets material to Cable, other than (i) sales of inventory and equipment in the ordinary and usual course of business consistent with past practice, (ii) the acquisition of assets related to the Mid-Tennessee Business in accordance with Section 6.26, (iii) in connection with the proposed joint venture with Hyperion Telecommunications of Tennessee, Inc., a Delaware corporation in accordance with Section 6.29 and (iv) the acquisition of the River City Interest in accordance with Section 6.28;

           (d)   mortgage, pledge or subject  to  any  lien,
     lease,   security   interest   or   other   charge   or
     encumbrance, any of its properties or assets, tangible or intangible, material to Cable;

           (e) fail to make Ordinary Course Expenditures on property, plant and equipment;

           (f) without the consent of Acquiror, which shall not be withheld or delayed unreasonably, (i) except as required by applicable law or as disclosed in writing to Acquiror prior to the date hereof, implement any rate change, retiering or repackaging of cable television programming offered by Cable, (ii) except as disclosed in writing to Acquiror prior to the date hereof, make any cost-of-service or hardship election under the Rules and Regulations adopted under the Cable Television Consumer Protection and Competition Act of 1992, or (iii) amend any Franchise or make or agree to make any payments or commitments, including commitments to make future capital improvements or provide future services, in connection with obtaining any authorization, consent, order or approval of any governmental authority necessary for the transfer of control of any Franchise;

           (g) increase the amount of any cash compensation payable to any employee if such increase would be inconsistent with past practices or would cause the aggregate cash compensation payable to all employees on an annualized basis to exceed by more than 5% percent the cash compensation payable by Cable to all employees on an annualized basis as of June 30, 1995 (provided that this Section 6.03(g) shall not apply with respect to stay bonuses paid to Cable employees prior to Closing);

           (h) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities, except as provided in Section 6.25;

          (i)  fail to maintain inventory at customary levels; or

           (j) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions that would (i) subject to Section 7.06 hereof, make any representation or warranty of the Company or SHI contained in this Agreement materially untrue or incorrect as of the date when made or as of the Closing Date, (ii) result in any of the conditions to Closing in Article VII of this Agreement not being satisfied or
     (iii) subject to Section 7.06 hereof, be materially inconsistent with the terms of this Agreement or the transactions contemplated hereby.

     6.04 Conduct of Business of Acquiror. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, (a) Acquiror will not amend its Articles of Incorporation in any manner that requires a class vote of the Acquiror Common Stock except that Acquiror may amend its Articles of Incorporation as provided in Schedule 6.04 (the "Permitted Amendments") and (b) neither Acquiror nor any of its
Subsidiaries will, without the prior written consent of the Company, take, or agree in writing or otherwise to take, any actions that would (i) subject to Section 7.05, make any representation or warranty of Acquiror contained in this Agreement materially untrue or incorrect as of the date when made or as of the Closing Date, (ii) result in any of the conditions to Closing in Article VII of this Agreement not being satisfied or (iii) subject to Section 7.05, be materially inconsistent with the terms of this Agreement or the transactions contemplated hereby.

     6.05 Access to Information. Between the date of this Agreement and the Effective Time, (a) the Company will (i) give Acquiror and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities of the Company and its Subsidiaries and to all books and records of the Company and its Subsidiaries, (ii) permit Acquiror to make such reasonable inspections of the offices, warehouses, facilities, books and records described in clause (i) as it may require, (iii) cause its officers and those of its Subsidiaries to furnish Acquiror with such financial and operating data and other information with respect to the business and properties of the Company and Cable as Acquiror may from time to time reasonably request and (iv) permit Acquiror to conduct, at Acquiror's expense environmental tests and assessments and (b) Acquiror will keep the Company informed as to material developments affecting Acquiror and its Subsidiaries. All such access and information obtained by Acquiror and its authorized representatives shall be subject to the terms and conditions of the letter agreement between the Company and Acquiror dated July 19, 1995 (the "Confidentiality Agreement"). All such information obtained by the Company and its authorized representatives, and, after the Closing, all other information regarding Cable which SHI or any of its Subsidiaries possesses or has access to (including pursuant to Section 6.18), shall be treated in accordance with the terms of the Confidentiality Agreement as if such agreement obligated such Persons to hold such information confidential on the same basis as set forth therein mutatis mutandis and Acquiror were a beneficiary of such obligations.

     6.06      SEC Filings.

           (a) The Company, SHI and Acquiror shall prepare jointly and as soon as practicable after the date of this Agreement file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company and Acquiror under the Exchange Act with respect to the Merger and Registration Statements on Form S-4 and preliminary prospectuses of SHI and Acquiror under the Securities Act with respect to the Acquiror Common Stock to be issued in the Merger and the SHI Common Voting Shares and the SHI Class A Common Shares to be issued in connection with the Contribution and the Distribution, and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's and Acquiror's stockholders as promptly as practicable.

           (b) As soon as practicable after the date hereof, the Company, SHI and Acquiror shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state laws relating to the Merger, the Contribution and the Distribution, and the other transactions contemplated hereby (collectively "Other Filings"), including, without limitation, in the case of SHI, a registration statement on Form 8-A under the Exchange Act with respect to the SHI Common Shares, and will use their best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

          (c) The Company and SHI, on the one hand and Acquiror, on the other, shall cooperate with each other and provide to each other all information necessary in order to prepare the
Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy Statement/Prospectus and the Other Filings (collectively "SEC Filings") and shall provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

           (d) The Company and Acquiror will notify the other party promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other party with copies of all correspondence between the Company or any of its representatives, SHI or any of its representatives, or Acquiror and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company, SHI and Acquiror agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's and Acquiror's stockholders.

          (e) The information provided and to be provided by the Company, SHI and Acquiror for use in SEC Filings shall at all times prior to the Effective Time be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company, SHI and Acquiror each agree to correct any such information provided by it for use in the SEC Filings that shall have become false or misleading. Each SEC Filing, when filed with the SEC or any government official, shall comply in all material respects with all applicable requirements of law.

          (f) Acquiror shall indemnify, defend and hold harmless the Company and SHI, each of their officers and directors and each other person, if any, who controls any of the foregoing within the meaning of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Acquiror was responsible for such misstatement or omission, and upon request from time to time Acquiror shall reimburse the Company, SHI and each such officer, director and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing this indemnity.

          (g) SHI (and, if this Agreement is terminated prior to the consummation of the Merger, the Company, jointly and severally with SHI) shall indemnify, defend and hold harmless
Acquiror, each of its officers and directors and each other person, if any, who controls any of the foregoing within the meaning of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company or SHI was responsible for such misstatement or omission, and upon request from time to time SHI (and, if this Agreement is terminated prior to the consummation of the Merger, the Company) shall reimburse Acquiror and each such officer, director and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing this indemnity.

           (h) For the purpose of this Section 6.06, the term "Indemnifying Party" shall mean the party having an obligation hereunder to indemnify the other party pursuant to this Section 6.06, and the term "Indemnified Party" shall mean the party having the right to be indemnified pursuant to this Section 6.06. Whenever any claim shall arise for indemnification under this
Section 6.06, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure prejudices the Indemnifying Party.

           (i) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice and reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party and (iii) does not require the Indemnified Party to make any payment or forego or take any action or otherwise materially adversely affect the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims). The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a notice of claim pursuant to Section 6.06(i), the Indemnifying Party does not undertake to defend any such claim the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there is otherwise an actual or potential conflict of interest, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to assume the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

           (j)   If  the  indemnification provided  for  in  this
Section 6.06 shall for any reason be unavailable to the Indemnified Party in respect of any loss, claim, damage or liability, or action referred to herein, then the Indemnifying Party shall, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claim or enforcing this provision. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6.07 Reasonable Best Efforts. Subject to the fiduciary duties of the Board of Directors of the Company, and subject to the other terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Merger and seeking to remove promptly any injunction or other legal barrier that may prevent or delay such consummation. Each of the parties shall promptly notify the other whenever a material consent is obtained and shall keep the other informed as to the progress in obtaining such material consents.

     6.08 Public Announcements. No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without such prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     6.09 Board Recommendations. The Joint Proxy Statement/Prospectus shall include the recommendations of the Boards of Directors of the Company and Acquiror that their respective stockholders approve the Merger and related transactions; provided, however, that the Board of Directors of the Company may modify or withdraw its recommendation if it determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties as a result of a Superior Proposal.

     6.10      Tax Matters.

          (a)  SHI Indemnification Obligations.

               (i) Company Taxes. SHI shall be liable for, shall pay and shall indemnify and hold Acquiror and its Subsidiaries harmless, on an After-Tax Basis, against
     (A) any Tax of the Company or any Subsidiary of the Company related to the Tax Indemnification Period and
     (B) any Restructuring Tax (including, without limitation, court costs and reasonable professional fees incurred in the investigation, defense or settlement of any claims covered by this indemnity). For this purpose, the income attributable to the Pre-Closing Tax Period shall be determined based on the permanent books and records maintained for federal income tax purposes and in the case of any Taxes based upon or related to income, the Taxes attributable to such period shall be the amount that would be payable if the relevant period ended on the Closing Date; in the case of any Taxes other than Taxes based upon or related to income, the amount of Taxes attributable to the Pre-Closing Tax Period shall be calculated by reference to the number of days in such period ending on the Closing Date as compared to the total number of days in the entire Taxable period. Except as specifically provided in this Section 6.10, any Tax Sharing Agreement or policy of the Company Group shall be terminated at the Effective Time, and the Surviving Corporation and Cable shall have no obligation under such agreements after the Effective Time.

                 (ii)      Refunds  and Credits  of  Company
     Taxes. SHI shall be entitled to (and shall indemnify and hold harmless Acquiror and its Subsidiaries against any subsequent disallowance of) any credits or refunds of Taxes of the Company or any Subsidiary of the Company payable with respect to any Pre-Closing Tax Period, except that Acquiror shall be entitled to any such credits or refunds that are reflected as consolidated current assets of Cable for purposes of the determination of the Cable Net Liabilities Amount.

               (iii)     Control of Tax Proceedings.

                          (A)   Except  as provided  in
          Section  6.10(a)(iii)(C), the  parties  agree
          that SHI shall be designated as the agent for
          the Company Group pursuant to Section 1.1502-
          77(d)  of  the  Treasury  Regulations.   With
          respect   to   any  similar   provisions   of
          applicable state income or franchise tax laws, to the extent permitted by law and as requested by SHI, SHI shall be designated as the agent for the Company Group only if the relevant Taxable year ends on or before the Closing Date and does not include a period ending after the Closing Date; provided, however, that (1) SHI shall provide Acquiror with instructions regarding the manner in which such designation is to be effected and
          (2) such designation shall not be made if it results in SHI being designated as the agent of Cable or Acquiror in any Post-Closing Tax
          Period.

                           (B)    Whenever  any  taxing
          authority   asserts   a   claim,   makes   an
          assessment, or otherwise disputes the  amount
          of  Company Taxes for which SHI is or may  be
          liable,  in  whole  or in  part,  under  this
          Agreement,  Acquiror  shall  promptly  inform
          SHI.   SHI shall promptly inform Acquiror  of
          any   inquiries  from  the  Internal  Revenue
          Service  or  any other taxing authority  that
          relate to Cable.  SHI covenants that it shall
          not,  without  Acquiror's consent,  take  any
          action,  or  omit  to take any  action,  that
          could result in an increase the Tax liability
          of  Acquiror or Cable in any Post-Closing Tax
          Period.    SHI  shall  indemnify   and   hold
          Acquiror  and  Cable  harmless  against   any
          breach of the covenants contained in the preceding sentence.

                          (C)   If  a  taxing authority
          asserts  a  claim,  makes  an  assessment  or
          otherwise disputes the amount of the  Company
          Taxes   attributable  to  Cable   (a   "Cable
          Dispute"), Acquiror and SHI shall immediately
          inform  each  other  of  the  Cable  Dispute.
          Acquiror,  at its cost and expense,  may,  by
          written notice to SHI, (1) participate in  or
          (2)   elect   to   control   (including   the
          determination of whether and when to  settle)
          any  Cable Dispute, which election  shall  be
          made  in  writing within 60  days  after  the
          later   of   (1)  the  date  of  the   notice
          transmitted    by   the   taxing    authority
          describing the Cable Dispute, or (2)  in  the
          case  of  a notice transmitted by the  taxing
          authority  to  SHI,  the  date  SHI   informs
          Acquiror  of  such Cable Dispute,  and  shall
          specify whether Acquiror is participating  in
          or  electing  to  control the relevant  Cable
          Dispute.    If  Acquiror  duly   elects,   as
          provided herein, to control a Cable Dispute, it shall have the sole responsibility to conduct any resulting proceedings, and shall be responsible for, and shall indemnify SHI, on an After-Tax Basis, against any Taxes ultimately imposed with respect to such Cable
          Dispute.

          (b)  Tax Returns.

               (i)  SHI shall be responsible, subject to the
     review of Acquiror, for the preparation, filing and signing of all Company Consolidated Income Tax Returns for all taxable periods that end on or before the Closing Date, including Tax Returns of the Company Group for such periods that are due after the Closing Date, and of all Cable Tax Returns required to be filed on or before the Closing Date, and SHI shall be responsible for all Taxes shown to be due thereon. All such Tax Returns shall be prepared consistently with past practice of the Company, SHI and Cable and shall not amend (without Acquiror's consent) any election that relates to Cable (except to the extent a change is required by law). SHI shall provide Acquiror with preliminary draft copies of the relevant portions of such Returns that relate to Cable at least 20 days prior to the due date for filing (taking into account any applicable extensions). Acquiror shall have the opportunity to review all such returns (any such review shall not in any way limit SHI's indemnification obligations hereunder); if Acquiror objects to any matter relating to Cable reflected in such returns, Acquiror shall inform SHI within 10 days of receipt of the preliminary draft return. Acquiror and SHI shall resolve any disputes in good faith. Within thirty days following the filing of Company Consolidated Income Tax Returns, SHI shall furnish Acquiror with (i) copies of the relevant portions of such Tax Returns that relate to Cable and (ii) information concerning (a) the tax basis of the assets of Cable as of the Closing Date;
     (b)  the  earnings and profits of the Company  and  the
     Cable  Subsidiaries  as of the Closing  Date;  (c)  the
     Company's tax basis in the Cable Subsidiaries and the Subsidiaries' tax basis in the Cable Partnerships as of the Closing Date; (d) the net operating loss carryover, investment tax credit carryover, alternative minimum tax carryover and the capital loss carryover available, if any, to Acquiror and its Subsidiaries as of the Closing Date; and (e) all elections with respect to Taxes in effect for Cable as of the Closing Date. The Company shall provide Acquiror an estimate of the information listed in (a) through (e) of the preceding sentence as soon as practicable hereafter but prior to Closing.

                 (ii)     Acquiror shall be responsible  for
     the  preparation  and filing of all Cable  Tax  Returns
     (other than the Company Consolidated Tax Return) required to be filed after the Closing Date for Tax periods that end after the Closing Date.

                (iii) As soon as practicable after the date hereof and prior to Closing, the Company shall provide Acquiror with a schedule of any waivers or extensions of any applicable statute of limitations relating to the assessment of federal, state or local Taxes relating to the Company or Cable.

           (c) Cooperation. Acquiror and SHI shall cooperate with each other in a timely manner in the preparation and filing of any Tax Returns, payment of any Taxes in accordance with this Agreement, and the conduct of any audit or other proceeding. Each party shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Section 6.10. Each party agrees to notify the other party of any audit adjustments that do not result in tax liability but can reasonably be expected to affect Tax Returns of the other party.

           (d) Retention of Records. Acquiror and SHI shall each, to the extent potentially relevant to the other party, (i) retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns or the audit of such returns and (ii) give to the other reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises. If Acquiror elects to control any Cable Dispute pursuant to the provisions of Section 6.10(a)(iii)(C) above, SHI shall provide Acquiror with copies of all relevant books and records that are in the possession of SHI or any Subsidiary of SHI. SHI and Acquiror shall each notify the other party prior to discarding or destroying any such books and records and shall, upon the other party's request, provide copies of all such books and records to the other party. Upon Acquiror's request, SHI shall provide Acquiror with copies of the relevant portions of any Tax Returns for Pre-Closing Tax Periods to the extent related to Cable.

           (e) Payments; Disputes. Except as otherwise provided in this Section 6.10, any amounts owed by any party ("Indemnitor") to any other party ("Indemnitee") under this
Section 6.10 shall be paid within ten days of notice from the Indemnitee; provided that if the Indemnitee has not paid such amounts and such amounts are being contested before the appropriate governmental authorities in good faith, the Indemnitor shall not be required to make payment until it is determined finally by an appropriate governmental authority that payment is due. If Acquiror and SHI cannot agree on any calculation of any liabilities under this Section 6.10, such calculation shall be made by any independent public accounting firm acceptable to both such parties. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculation shall be borne equally by the disputing parties.

            (f) Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.10 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver or extension thereof).

          (g)  Definitions.

                (i) "After-Tax Basis" means, with respect to any payment, an amount calculated by taking into account the Tax consequences of the receipt of such payment, as well as any Tax benefit associated with the liability giving rise to the payment.

                (ii) "Cable Tax Returns" means any Tax Return of any of the Cable Subsidiaries.

                (iii)      "Company Consolidated Income  Tax
     Returns" means any Tax Return of the Company with respect to Company Consolidated Income Taxes.

                (iv)  "Company  Consolidated  Income  Taxes"
     means the federal income tax and all applicable state income or franchise taxes of the Company Group, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

                (v)   "Company  Group" means the  affiliated
     group of corporations, within the meaning of Section 1504(a) of the Internal Revenue Code, of which the Company is the common parent and any member of such group.

                (vi) "Pre-Closing Tax Period" means any Tax period, or portion thereof, ending on or before the close of business on the Closing Date.

                (vii)     "Post-Closing Tax Period" means any Tax
     Period or portion thereof, beginning on or after the close of business on the Closing Date.

                 (viii) "Restructuring Tax" means any Tax imposed as a result of the transfer of assets or any other transaction contemplated by this Agreement, excluding any Tax that is solely the result of Acquiror's breach of
     Section 6.10(g).

                 (ix)   "Tax"  (including  with  correlative
     meaning, the terms "Taxes" and "Taxable") means (A) any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, and any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax or payment (B) any liability of the Company or any Subsidiary of the Company for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby the liability of the Company or any Subsidiary of the Company for payments of such amounts was determined or taken into account with reference to the liability of any other person (excluding, however, any liability imposed on the Cable Subsidiaries as a result of being a partner, beneficiary or member of any flow-through entity, to the extent such liability relates to income of the Cable Subsidiaries that is properly allocable to a Post-Closing Tax Period) and
     (C) liability of the Company or any Subsidiary of the Company for the payment of any amounts as a result of being party or subject to any Tax Sharing Agreement.

                (ix) "Tax Indemnification Period", means (i) with
     respect to any Tax described in clause (A) of the definition of "Tax", any Pre-Closing Tax Period of the Company or any Subsidiary of the Company, (ii) with respect to any Tax described in clause (B) of the definition of "Tax", any Pre-Closing Tax Period of the Company and any Subsidiary of the Company and the Tax year of any member of a group described in such clause (B) which includes (but does not end on) the Closing Date, and (iii) with respect to any Tax described in clause (C) of the definition of "Tax", the survival period of the obligation under the applicable contract or arrangement which was entered into or became effective during the Pre-Closing Tax Period.

                (x)  "Tax Return" means any return,  report,
     statement, information statement and the like required to be filed with any authority with respect to Taxes.

               (xi) "Tax Sharing Agreement" means any Tax sharing agreement or arrangement (whether or not written) binding on the Company of any Subsidiary of the Company, and any agreement or arrangement (including any arrangement required or permitted by law) which (i) requires the Company or any Subsidiary of the Company to make a payment to or for the account of any other person, (ii) requires or permits the transfer or assignment of income, revenues, receipts, or gains to the Company or any Subsidiary of the Company from any other person, or (iii) otherwise requires the Company or any Subsidiary of the Company to indemnify any other person in respect of Taxes.

           (g) Additional Covenants. For a period of two years after the Closing Date:

                  (i)      Except for actions taken  in  the
     ordinary course of business, Acquiror shall not sell, transfer, distribute or otherwise dispose of a substantial portion of the operating assets of Cable or any shares of capital stock of any corporation or partnership interests of any partnership that was a Subsidiary of the Company immediately prior to the Merger, whether by merger or otherwise; provided, however, that Acquiror shall be entitled to enter into any like-kind exchange for other cable television assets (within the meaning of Section 1031 of the Code) with respect to any Cable assets;

                 (ii)     Acquiror shall not cause or permit
     any corporation that was a Subsidiary of the Company immediately prior to the Merger to sell any shares of capital stock or any partnership interests of such Subsidiary to any person if such sale or issuance will prevent Acquiror from retaining "control" of such Subsidiary (within the meaning of Section 368 of the Code);

                (iii)     Acquiror shall not adopt a plan of
     liquidation or initiate and enter into an agreement of merger or other transaction pursuant to which the corporate legal existence of Acquiror would terminate or the outstanding stock of Acquiror would, in a taxable transaction, be converted into cash, other property or the stock or securities of any other issuer; and

                (iv)  Acquiror and its affiliates shall  not
     offer to purchase, make a tender offer, or otherwise enter into any agreement to acquire any shares of capital stock of SHI;

      Notwithstanding the above, Acquiror shall be permitted to take any actions described in clauses (i) through (iii) above if Acquiror first obtains either (A) a ruling from the Internal Revenue Service; or (B) an opinion of recognized tax counsel satisfactory to SHI, to the effect that such actions will not result in the distribution of SHI shares to the Company's shareholders or the Merger being taxable.

     6.11 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach.

     6.12       Employee Benefits.

           (a) As part of the assumption of liabilities of the Company by SHI pursuant to Section 2.02 and the Contribution Agreement, effective as of the Effective Time, SHI agrees to accept all liabilities and responsibilities including without limitation those of a plan sponsor, within the meaning of Section 3(16)(B) of ERISA, of any Company Employee Plan and to accept all liabilities and responsibilities including without limitation those of an employer under any Company Benefit Arrangement except as may otherwise be provided in this Section 6.12. SHI agrees that Acquiror shall have no liability and shall be fully indemnified and held harmless by SHI with respect to any such plans or arrangements after the Effective Time. SHI and Acquiror agree that, effective from and after the Effective Time, except with respect to benefits accrued prior to the Effective Time, active Cable Employees shall cease to participate actively in or be covered by any Company Employee Plan or any Company Benefit Arrangement, including, without limitation, all Cable Plans. Transferred Cable Employees, as defined in Section 6.12(b), shall vest at the Effective Time in any benefit accrued through the date of Effective Time under any Pension Plan that is a Cable Plan.

           (b) Acquiror acknowledges that, as a result of the transactions contemplated by this Agreement, Acquiror shall become at the Effective Time the employer of all Cable Employees actively employed by Company as of the Effective Time, including individuals on approved leaves of absence or short-term disability leave, but excluding Cable Employees who are receiving long-term disability income benefits as of the Effective Time and Cable Employees on short term disability leave at the Effective Time who subsequently receive long term disability income benefits without returning to active employment for the Acquiror. Effective from and after the Effective Time, Acquiror agrees to provide all Cable Employees who become so employed by Acquiror ("Transferred Cable Employees") with similar compensation and employee benefits which are no less favorable in the aggregate than the benefits provided to similarly situated Acquiror employees. Any Employee Benefit Plan of Acquiror shall grant Transferred Cable Employees credit for prior service with the Company, SHI and any of their ERISA Affiliates prior to the Effective Time for purposes of eligibility and vesting. Cable Employees shall not be deemed to be third-party beneficiaries of any provision of this Section 6.12.

           (c) The Company or SHI, as applicable, agrees to continue existing health care coverage of Cable Employees and their covered dependents through the Effective Time for eligible health care expenses and services incurred through the Effective Time in accordance with the terms of relevant plan documents. For purposes of the foregoing, an expense or service is deemed to be incurred when the medical or dental services are performed.

           (d) Immediately after the Effective Time, Acquiror agrees to provide coverage under a group health care plan designed and implemented by Acquiror to all Transferred Cable Employees, and the covered dependents of such Transferred Cable Employees, who are still employed by the Company at the Effective Time, taking into account for eligibility purposes under such plan the service accrued by any such Transferred Cable Employee while an employee of the Company or any of its ERISA Affiliates; provided that no such service for Transferred Cable Employees need be credited by Acquiror for the purpose of determining eligibility to receive any retiree medical benefit coverage. The group health care plan provided in accordance with this Section 6.12(d) shall provide benefits which are no less favorable than the benefits provided to similarly situated employees of the Acquiror. The health care plan provided by Acquiror in accordance with this Section 6.12(d) shall contain no exclusions or limitations for preexisting conditions applicable to covered Transferred Cable Employees or the covered dependents of such Transferred Cable Employees.

           (e) SHI shall assume and be solely responsible: (i) for the provision of benefits required under the provisions of COBRA to any Cable Employees or other qualified beneficiaries, within the meaning of Section 4980B(g) of the Code, with respect to whom a qualifying event, within the meaning of Section 4980B(f)(3) of the Code, has occurred prior to the Effective Time; and (ii) for the payment of all long-term disability income benefits to (x) all Cable Employees who, as of the Effective Time, are receiving long-term disability benefits or (y) are disabled or on short term disability leave as of the Effective Time and as a result of such disability have become or, without returning to active employment become after the Effective Time, eligible for long-term disability income benefits, as determined in accordance with long term disability coverage provisions that on or prior to the Effective Time are applicable to the Cable Employees.

           (f) Except as provided in the succeeding sentence, from and after the date of this Agreement, neither the Company, SHI nor any of their ERISA Affiliates will change the employment status of any Cable Employee so as to promise employment with Cable for any specified term. Notwithstanding the foregoing provision, from and after the date of this Agreement, the Company, SHI or any of their ERISA Affiliates may enter into employment contracts on behalf of Cable with any Cable Employee or prospective Cable Employees; provided, however, that any such action taken must be in accordance with the ordinary and usual course of business consistent with past practices, as provided in
Section 6.03, and provided further that consent of Acquiror must be obtained in all events.

           (g) Acquiror agrees to cooperate, and agrees to use its best efforts to cause its ERISA Affiliates to cooperate, in a complete, diligent and timely manner to provide SHI or its ERISA Affiliates with such compensation, service and other pertinent census data as may be reasonably required by SHI or any of its ERISA Affiliates for purposes of calculating or effecting distribution of benefits to which any Cable Employees may be entitled under any Employee Benefit Plan established, maintained or contributed to by SHI or any of its ERISA Affiliates.

     6.13 Employee Stock Options. Effective as of the Effective Time, SHI shall assume all incentive plans including without limitation the following plans: (i) The E.W. Scripps Company 1987 Long-Term Incentive Plan (the "Incentive Plan") and (ii) The E.W. Scripps Company 1994 Non-Employee Directors' Stock Option Plan (the "Directors Plan"). As of the Effective Time, (1) each
stock  option  outstanding  under  the  Incentive  Plan  or   the
Directors Plan or any other plan of the Company, SHI or any of their Subsidiaries that is not exercised prior to the Effective Time shall be assumed by SHI, and all references in any such option to the Company and to its Class A Common Stock shall be deemed to refer to SHI and its Class A Common Shares, and (2) each restricted stock award subject to vesting conditions under the Incentive Plan or any other plan of the Company, SHI or any of their Subsidiaries shall be assumed by SHI and all references in any such restricted stock award to the Company and its Class A Common Stock shall be deemed to refer to SHI and its Class A Common Shares.

     6.14 Meetings of Stockholders. Each of the Company and Acquiror shall take all action necessary, in accordance with applicable law and its charter and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (collectively, the "Transactions"). The stockholder vote required for the adoption and approval of the Transactions shall be the vote required: (i) in the case of the Company, by the DGCL and the Company's Certificate of Incorporation; and (ii) in the case of Acquiror, by the PBCL and Acquiror's Articles of Incorporation. The Company (subject, in the case of a Superior Proposal, to the fiduciary duty of its Board of Directors under the DGCL as advised by outside counsel) and Acquiror each shall use its best efforts to solicit from its stockholders proxies in favor of adoption and approval of the Transactions and to take all other action necessary to secure the vote of such stockholders required to effect the Transactions. By an agreement dated and executed as of the date hereof, a copy of which is attached hereto as Exhibit E, the Trust has agreed to vote, or cause to be voted, all of the shares of Company Common Voting Stock owned by the Trust (or subject to proxies held by the Trust) in favor of the Transactions, subject to the fiduciary duties of the trustees of the Trust, and the holder of a majority of the voting power of Acquiror has agreed to vote, or cause to be voted, all of the shares of capital stock of Acquiror that are owned by such holder (or subject to proxies held by them) in favor of the Transactions at the meeting of stockholders of the Company or Acquiror, as the case may be, held to approve the Transactions.

     6.15      Regulatory and Other Authorizations.

           (a) The Company, SHI and Acquiror agree to use their respective best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for performance of its respective obligations pursuant to this Agreement, and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. SHI and the Company shall have primary responsibility for obtaining all authorizations, consents, orders and approvals with respect to Licenses and Franchises of Cable. Without limitation, the Company and Acquiror shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than thirty days from the date hereof; and each such filing shall request early termination of the waiting period imposed by the HSR Act. Acquiror shall not be required to agree to any consent decree or order in connection with any objections of the Department of Justice or the Federal Trade Commission (each an "HSR Authority") to the transactions contemplated by this Agreement. None of the Cable Subsidiaries or Cable Partnerships shall amend any Franchise or make or agree to make any payments or commitments, including commitments to make future capital improvements or provide future services, in connection with obtaining any authorization, consent, order or approval of any governmental authority necessary for the transfer of control of any Franchise.

           (b) Any application to any governmental authority for any authorization, consent, order or approval necessary for the transfer of control of any License or Franchise shall be mutually acceptable to the Company and Acquiror. Without limiting the obligations of the Company, SHI and Acquiror under Section 6.15(a), each of the Company, SHI and Acquiror agrees, upon reasonable prior notice, to make appropriate representatives available for attendance at meetings and hearings before applicable governmental authorities in connection with the transfer of control of any License or Franchise. The Company, SHI and Acquiror each agree to use its reasonable best efforts to obtain any waiver, consent or declaratory ruling by the FCC with respect to the Rules and Regulations regarding cross-ownership of cable television systems and television stations, to the extent that such Rules and Regulations may prohibit (A) the Trust from designating a director on or observer of the Comcast Board of Directors or (B) Brian Roberts from serving on the Board of Directors of Turner Broadcasting Company; provided that it shall not be a condition to the Closing that any such waiver, consent or declaratory ruling shall have been obtained.

           (c) Subject to Section 7.04(g), if any authorization, consent, order or approval of any governmental authority necessary for the transfer of control of any License or Franchise shall not have been obtained prior to the Effective Time, SHI and Acquiror shall cooperate with each other and use their respective best efforts (i) to restructure the ownership and control of such License or Franchise from and after the Effective Time in such a manner that prevents any violation of the terms of such License or Franchise that would have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, on Cable or on SHI and its Subsidiaries taken as a whole and preserves the intent of the parties as set forth in this Agreement with respect to the terms and conditions of the Merger, and (ii)
notwithstanding the Closing, to continue to seek any authorization, consent, order or approval necessary for the transfer of control of such License or Franchise.

    6.16 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby or, at and after the Closing Date, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its respective reasonable best efforts to (i) take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

     6.17 Internal Revenue Service Ruling. The Company shall, as promptly as practicable after the date hereof, prepare and submit to  the  IRS a request for an advance letter ruling from the  IRS that  the transactions contemplated by this Agreement (other than the Merger), including the internal spinoffs described in Section 2.01(a) hereto (and the contribution, if any, of the assets related to the Mid-Tennessee Business) and the Contribution and
the   Distribution  of  SHI  Common  Shares  to   the   Company's
stockholders will qualify as tax-free spinoffs within the meaning of  Sections  368(a)(1)(D) and 355 of the Internal Revenue  Code.
Such  request shall be true and correct in all material respects, and  all facts material to the ruling shall be disclosed in  such
request.   The  Company  shall afford  Acquiror  with  reasonable
opportunity to review and comment on such request prior to its submission to the IRS, and such request as filed shall be reasonably acceptable to Acquiror. The Company shall provide Acquiror with copies of all materials submitted to the IRS, and Acquiror shall participate in all meetings and conferences with
IRS  personnel,  whether telephonically or in  person.   Acquiror
shall reasonably cooperate in good faith with the Company in seeking to obtain such ruling.

     6.18      Records Retention.

          (a) For a period of five years after the Closing Date, SHI shall retain all of its books and records relating to Cable for periods prior to the Closing Date and Acquiror shall have the right to inspect and copy such books and records during normal business hours, upon reasonable prior notice, in connection with the preparation of financial statements, reports and filings and for any other reasonable purpose.

          (b) For a period of five years after the Closing Date, Acquiror shall retain all of its books and records relating to Cable for periods subsequent to the Closing Date and SHI shall have the right to inspect and copy such books and records during normal business hours, upon reasonable prior notice, in connection with the preparation of financial statements, reports and filings and for any other reasonable purpose.

     6.19 Stock Exchange Listing. SHI shall apply to the New York Stock Exchange for the listing of the SHI Class A Common Shares and shall use its best efforts to receive approval for the listing of such shares. Acquiror shall submit a supplement listing application to the NASDAQ National Market for the listing of the Merger Stock and shall use its best efforts to receive approval for the listing of such stock.

     6.20      Company Names.

            (a) Acquiror acknowledges that the names "E.W. Scripps," "Scripps," "Scripps Howard," or any part thereof, and the initials "EWS" or "SH", whether alone or in combination with one or more other words, are to the extent owned by the Company or any of its Subsidiaries an asset of the Company being transferred to SHI in the Contribution. Promptly after the Closing Date, Acquiror shall (i) cause the Cable Subsidiaries and the Cable Partnerships to change their names to delete any reference therein to the aforesaid names or initials and (ii) reasonably cooperate in assisting SHI to change its name to "The E.W. Scripps Company." As promptly as reasonably practicable after the Closing Date, Acquiror shall cease using the aforesaid names or initials in connection with the business operations of Cable.


           (b) Between the consummation of the Contribution and the Closing (and for as long thereafter as is required for Acquiror to comply with Section 6.20(a)), the Company, the Cable Subsidiaries, and the Cable Partnerships shall have a non-exclusive license to use the names "Scripps" and "Scripps Howard" and the initials "EWS."

     6.21 Other Agreements. At the Closing, Acquiror and the Trust shall enter into a Registration Rights Agreement as set forth in Exhibit F and a Board Representation Agreement as set forth in Exhibit G.

     6.22 Form 8-K; Provision of Financial Statements; Schedule of Contracts. (a) As soon as practicable after the date hereof, the Company will prepare and file a Current Report on Form 8-K (the "Form 8-K") which will include a description of the business of Cable and certain financial and other information with respect
to  Cable.   The  Company covenants that the Form  8-K  will  not
contain any untrue statement of a material fact or omit to  state a  material  fact required to be stated therein or  necessary  in
order   to  make  the  statements  therein,  in  light   of   the
circumstances under which they were made, not misleading.

           (b) At the request of Acquiror, the Company agrees to provide (or, if requested by Acquiror, cooperate with Acquiror in the preparation of) as promptly as practicable (but in any event within 45 days of the request) such financial statements (audited or unaudited, as requested by Acquiror) relating to Cable as the Acquiror may reasonably request in order to comply with the requirements of the Securities Act or the Exchange Act or in order to secure financing (including pursuant to a public offering registered under the Securities Act).

           (c) Within six weeks following the date hereof, the Company shall (A) provide Schedule 6.22(c) to Acquiror, which shall include each of the following: (i) any affiliation or retransmission Contract between any Cable Subsidiary or Cable Partnership and a programming service or a distributor thereof;
(ii) any Contract providing for the purchase or sale by Cable of goods, services, equipment or assets with an aggregate purchase price of $250,000 or more or with a duration in excess of 5 years; (iii) any partnership, joint venture or other similar Contract or any guarantee of the obligations of any Person; (iv) all Franchises of Cable; (v) all licenses, franchises, certificates, permits, qualifications and authorizations from all governmental authorities necessary for the lawful conduct of Cable's business and (vi) all consents and waivers from all relevant governmental authorities necessary to transfer ownership of Cable's franchise agreements and FCC licenses, and (B) deliver complete copies of all documents listed on Schedule 6.22(c) other than those previously delivered or made available to Acquiror.

     6.23      Determination of Estimated Amounts.

           (a) Two days prior to the Effective Time, the Company shall inform Acquiror of (i) the Company's best estimate of the Capital Expenditure Amount (the "Estimated Capital Expenditure Amount"), (ii) the Company's best estimate of the Cable Net Liabilities Amount (the "Estimated Cable Net Liabilities Amount") and (iii) the Company's basis for such estimates. The Estimated Capital Expenditures Amount and the Estimated Cable Net Liabilities Amount shall be reasonably satisfactory to Acquiror.

           (b) As promptly as practicable after the Effective Time, but in any event within 90 days thereafter, Acquiror shall prepare and deliver to SHI a schedule (the "Acquiror Schedule") showing Acquiror's determination of the Cable Net Liabilities Amount and the Capital Expenditure Amount. If SHI disagrees with either of the determinations set forth in the Acquiror Schedule, SHI shall give notice thereof to Acquiror within 30 days after delivery of the Acquiror Schedule to SHI, such notice to include reasonable detail regarding the basis for the disagreement.

           (c) Acquiror and SHI shall attempt to settle any such disagreement; any such settlement shall be final and binding upon Acquiror and SHI. If, however, Acquiror and SHI are unable to settle such dispute within 30 days after receipt of such notice of dispute by Acquiror, the dispute shall be submitted to an independent certified public accounting firm mutually acceptable to Acquiror and SHI for resolution, and the decision of such firm shall be final and binding upon Acquiror and SHI. All costs incurred in connection with the resolution of said dispute by such independent public accountants, including expenses and fees for services rendered, shall be paid one half by Acquiror and one half by SHI. Acquiror and SHI shall use reasonable efforts to have the dispute resolved within 60 days after such dispute is submitted to said independent public accountants. The final determination of the Cable Net Liabilities Amount and the Capital Expenditure Amount (whether as a result of SHI's failing to give notice of SHI's disagreement with Acquiror's determination within the time period prescribed above, a resolution by Acquiror and SHI of any such disagreement, or a determination by an accounting firm selected pursuant to clause (c) above to resolve any disagreement among the parties) may occur on different dates.

            (d) Within 10 Business Days following a final determination of the Cable Net Liabilities Amount, (i) if the Cable Net Liabilities Amount exceeds the Estimated Cable Net Liabilities Amount, then SHI will pay to Acquiror in immediately available funds an amount equal to such excess plus interest at the Agreed Rate from the Closing Date to the date of payment and
(ii) if the Estimated Cable Net Liabilities Amount exceeds the Cable Net Liabilities Amount, Acquiror will pay to SHI in immediately available funds an amount equal to such excess plus interest at the Agreed Rate from the Closing Date to the date of payment. Any such payments shall be made on an after-tax basis.

            (e) Within 10 Business Days following a final determination of the Capital Expenditure Amount, (i) if the Capital Expenditure Amount exceeds the Estimated Capital Expenditure Amount, then Acquiror will pay to SHI in immediately available funds an amount equal to such excess plus interest at the Agreed Rate from the Closing Date to the date of payment and
(ii) if the Estimated Capital Expenditure Amount exceeds the Capital Expenditure Amount, SHI will pay to Acquiror in immediately available funds an amount equal to such excess plus interest at the Agreed Rate from the Closing Date to the date of payment. Any such payments shall be made on an after tax basis.

     6.24 Capital Expenditures. The Company agrees to cause Cable to make capital expenditures in the ordinary course of business including line extensions (the "Ordinary Course
Expenditures"); provided, however, that such Ordinary Course Expenditures shall not include upgrades or rebuilds. In addition, Cable is permitted, but not required, to make up to $43,200,000 in capital expenditures for upgrades and rebuilds to be mutually agreed by the Company and Acquiror. The amount of capital expenditures made after November 1, 1995 and before the Effective Time by Cable for upgrades and rebuilds in accordance with the mutual agreement of the Company and Acquiror, subject to appropriate adjustments for minority interests, if any, is referred to herein as the "Capital Expenditure Amount" and such amount shall not include any Ordinary Course Expenditures.

     6.25 Excess Cash. From time to time, after the date of execution of this Agreement and until the Effective Time, and subject to applicable law, (i) the Cable Subsidiaries and the Cable Partnerships may pay cash dividends, or otherwise make cash distributions, to the Company or any of its Subsidiaries and (ii) the Company may contribute to SHI cash held by the Company. Immediately prior to the Contribution, the Cable Subsidiaries and the Cable Partnerships shall, to the extent permitted by law and by the partnership agreement governing SCT, pay dividends in cash or cash equivalents, or otherwise make contributions in cash or cash equivalents, to the Company and its Subsidiaries so that none of the Cable Subsidiaries and none of the Cable Partnerships owns any cash or cash equivalents at the Effective Time.

     6.26 Acquisition of Mid-Tennessee Business; Reduction of Aggregate Consideration; Indemnity. Any acquisition of all or part of the Mid-Tennessee Business shall be on the terms and conditions of the Mid-Tennessee Agreement. Broadcasting shall not waive any closing condition in, or agree to any material modification of, the Mid-Tennessee Agreement without the consent of Acquiror, which consent shall not be unreasonably withheld or delayed. The amount, if any, paid by Broadcasting to acquire all or part of the Mid-Tennessee Business (including amounts paid into escrow by Broadcasting ("Broadcasting Escrow Amounts") and the principal amount of any promissory notes delivered by Broadcasting ("Broadcasting Notes")) plus the MTB Net Liabilities Amount with respect to all or such part of the Mid-Tennessee Business, as the case may be, that is acquired is referred to herein as the "Mid-Tennessee Purchase Price". For such purposes, "MTB Net Liabilities Amount" means, with respect to any part of the Mid-Tennessee Business acquired, the Net Liabilities Amount of such part of the Mid-Tennessee Business (including the Broadcasting Escrow Amounts and the Broadcasting Notes to the extent the rights and obligations with respect thereto are assigned to Cable) as of the date it is transferred to Cable. The amount, if any, by which $62,500,000 exceeds the Mid-Tennessee Purchase Price is referred to herein as the "Mid-Tennessee Amount" and shall reduce the Aggregate Consideration as set forth in Section 1.02(d). Prior to the Effective Time, Broadcasting shall contribute and assign to a Cable Subsidiary all assets and liabilities of the Mid-Tennessee Business so acquired and all rights and obligations it may have, if any, under any Mid-Tennessee Agreement and Acquiror shall indemnify
Broadcasting   and  its  Subsidiaries  against  all   Losses   in
connection with the breach of such agreements by Cable or Acquiror after the Effective Time. Such indemnification shall be subject to the procedures set forth in Section 2.04 of the Contribution Agreement.

     6.27       Indemnity Relating to Certain Litigation.

     (a) SHI shall indemnify from and after the Closing Date (i) Acquiror and its Subsidiaries, including Cable, against all Losses in connection with any suit, action, proceeding or investigation pending at or arising after the Closing Date that relates to Cable prior to the Effective Time and (ii) any person who was an officer, director, partner or employee of any Cable Subsidiary or Cable Partnership (or any partner thereof) against all Losses in connection with any suit, action, proceeding or investigation. The Company and SHI shall indemnify Acquiror against all Losses arising from or relating to any claim, action or proceeding brought by or on behalf of the holders of Company Common Stock in connection with the transactions contemplated hereby.

      (b) Acquiror shall indemnify from and after the Closing Date (i) SHI and its Subsidiaries against all Losses in connection with any suit, action, proceeding or investigation pending at or arising after the Closing Date that relates to Cable after the Effective Time and (ii) any person who was an officer, director, partner or employee of any Cable Subsidiary or Cable Partnership (or any partner thereof) prior to but not after the Closing Date against all Losses in connection with any such suit, action, proceeding or investigation. SHI represents that
Schedule 6.27 hereto describes each suit, action, proceeding or investigation pending at the date hereof that relates to Cable. Acquiror shall indemnify the Company and SHI against all Losses arising from or relating to any claim, action or proceeding brought by or on behalf of the holders of Acquiror A Stock, Acquiror B Stock and Acquiror Common Stock in connection with the transactions contemplated hereby.

      (c)   The  indemnification arrangements set forth  in  this
Section  6.27  shall be subject to the procedures  set  forth  in
Section 2.04 of the Contribution Agreement.

     6.28 River City Interest. The Company shall use its reasonable best efforts to cause Sacramento Cable to acquire prior to the Closing Date the River City Interest or such lesser portion thereof as may be acquired. Any such acquisition shall be on terms and conditions reasonably satisfactory to Acquiror. If Sacramento Cable acquires all or any part of the River City Interest, then the Aggregate Consideration shall be increased by the River City Purchase Amount as set forth in Section 1.02(d). For purposes hereof, the term "River City Purchase Amount" means the sum of (x) the amount paid by Sacramento Cable to acquire all or any part of the River City Interest and (y) 5% of the Net Liabilities Amount of SCT as of the date of such acquisition (adjusted proportionately if less than all of the River City Interest is acquired).

     6.29 Proposed Hyperion Joint Venture. The terms and conditions of any joint venture with Hyperion Telecommunications of Tennessee, Inc. and any material transactions in connection therewith shall be reasonably satisfactory to Acquiror.

     6.30 Cancellation of Intercompany Arrangements. Prior to the Effective Time, and except as otherwise provided herein or as otherwise agreed by the parties hereto, all accounts, payables, receivables, contracts, commitments and agreements between the Company or Cable, on the one hand, and SHI or any of its Subsidiaries, on the other hand, will be settled, cancelled or otherwise terminated.

     6.31 Market Purchase Program. The Company and SHI acknowledge that (i) simultaneously with the announcement of the transactions contemplated hereby, Acquiror intends to announce that it has approved a market repurchase program (the "Repurchase Program") pursuant to which it may purchase at such times and on such terms as it determines appropriate up to $500 million of common stock of Acquiror and (ii) Acquiror has no obligation to make any such purchases. Acquiror agrees not to make market purchases during the Random Trading Days and to terminate the Repurchase Program no later than six months after the Closing Date.


                          ARTICLE VII

        CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING

     7.01 Closing and Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth herein
(but no later than ten business days thereafter) and immediately prior to the filing of the Certificate of Merger, a closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, or on such other date and at such other location as the parties may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date."

     7.02 Conditions to the Obligations of the Company, SHI and Acquiror. The respective obligations of the Company and SHI, on the one hand, and Acquiror, on the other hand, to consummate the transactions contemplated hereby are subject to the requirements that:

          (a) The Transactions shall have been approved and adopted by the stockholders of the Company and of the Acquiror, as applicable and as contemplated hereby;

           (b) The transactions contemplated by Article II hereof shall have been consummated in accordance with the terms hereof and in accordance with applicable Law and each of the conveyancing and liability assumption instruments and other instruments, documents and agreements executed in connection with such transactions shall be in form and substance reasonably satisfactory to Acquiror and its counsel;

            (c) Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and any other governmental or regulatory notices, authorizations, consents, orders or approvals necessary for the performance of the parties' respective obligations pursuant to this Agreement shall have been either filed (in the case of notices) or received and be in effect and not subject to withdrawal or appeal; provided, however, that this condition shall not apply with respect to any authorization, consent, order or approval necessary for the transfer of control of any Franchise if the condition in Section 7.04(g) has been satisfied or waived by Acquiror;

           (d) No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, or regulation, or any permanent injunction or other order (whether temporary, preliminary or permanent), which remains in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the transactions contemplated hereby, or which questions the validity or the legality of the transactions contemplated hereby and which could reasonably be expected to have a Material Adverse Effect on Cable or on Acquiror and its Subsidiaries taken as a whole;

           (e) The Joint Proxy Statement/Prospectus shall have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued; and

           (f) The Company shall have received (i) from the IRS an advance letter ruling as contemplated by Section
     6.17 hereof reasonably satisfactory to Acquiror and SHI and (ii) an opinion of Baker & Hostetler to the effect that the Merger constitutes a tax-free reorganization under Section 368 of the Internal Revenue Code reasonably satisfactory to Acquiror and SHI.

     7.03 Conditions to the Obligations of the Company and SHI. The obligations of the Company and SHI to effect the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

           (a) Subject to Section 7.05, the representations and warranties of Acquiror contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and at the Closing Acquiror shall have delivered to the Company and SHI a certificate to that effect;

           (b) Each of the obligations of Acquiror to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing Acquiror shall have delivered to the Company a certificate to that effect;

           (c) The Acquiror Common Stock shall have been approved for listing on the NASDAQ National Market subject to official notice of issuance;

           (d) The Company and SHI shall have received an opinion of counsel for Acquiror, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, SHI and their counsel; and

           (e) The Company and SHI shall have received all customary closing documents they may reasonably request relating to the existence of Acquiror and the authority of Acquiror for this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Company and SHI.

     7.04 Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

           (a) Subject to Section 7.06, the representations and warranties of the Company and SHI contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and at the Closing the Company and SHI shall have delivered to Acquiror a certificate to that effect;

           (b) Each of the obligations of the Company and SHI to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing the Company and SHI shall have delivered to Acquiror a certificate to that effect;

           (c) Immediately prior to the Effective Time, the Company shall have no assets except (i) all of the issued and outstanding capital stock of, and its right, title and interest in any advances to, the Cable Subsidiaries, (ii) the contract rights referred to in
     Section 2.02(a)(ii); and (iii) the cash referred to  in
     Section 2.02(a)(iii) to the extent such cash has not previously been used to pay expenses of the Company described therein;

           (d) Immediately prior to the Effective Time, the Company shall have no liabilities except (i) liabilities associated with the cable television operations of Cable (including any liabilities assumed in connection with the acquisition of assets related to the Mid-Tennessee Business in accordance with Section 6.26) and (ii) the contract obligations referred to in
     Section 2.02(b)(ii);

           (e) Acquiror shall have received an opinion of Baker & Hostetler, counsel for the Company and SHI, dated as of the Closing Date, in form and substance reasonably satisfactory to Acquiror and its counsel;

           (f) The Company shall have delivered to Acquiror a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that there are no outstanding options to acquire any capital stock of the Company and as to the number of shares of capital stock of the Company outstanding as of the Closing Date, indicating the class and series of such shares;

           (g)   All  authorizations, consents,  orders  and
     approvals from applicable Franchise Authorities necessary to transfer Franchises in which at least 95% of the Basic Subscribers of Cable are located (the "Required Percentage") shall have been obtained, be in effect and not be subject to withdrawal or appeal; provided, that the condition set forth in this Section 7.04(g) shall not be deemed to be satisfied until the earlier to occur of (x) thirty (30) days following the date on which the Required Percentage is obtained, (y) the date on which the condition set forth in this
     Section 7.04(g) would be satisfied if the Required Percentage were one hundred percent or (z) the Termination Date; and

           (h) Acquiror shall have received all customary closing documents it may reasonably request relating to the existence of the Company, SHI, the Cable Subsidiaries and the Cable Partnerships and the authority of the Company and SHI for this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to Acquiror.

     7.05 Exception to Conditions to Obligations to the Company and SHI. The condition to the Company's and SHI's obligation to effect the Merger contained in Section 7.03(a) shall be deemed satisfied notwithstanding any failure of any representation or warranty of Acquiror to the true and correct as of the Closing Date if (i) the aggregate amount of Losses that the holders of Merger Stock could reasonably be expected to suffer as a result of the failures of such representations and warranties to be true and correct as of the Closing Date would not exceed $50,000,000 and (ii) Acquiror indemnifies SHI against any such Losses; provided, however, that Acquiror will have liability under this
Section 7.05 only with respect to those Losses that exceed, in the aggregate, $5,000,000. The foregoing indemnification shall be subject to the procedures set forth in Section 2.04 of the Contribution Agreement.

     7.06 Exception to Conditions to Obligations of Acquiror. The condition to Acquiror's obligation to effect the Merger
contained   in   Section  7.04(a)  shall  be   deemed   satisfied
notwithstanding any failure of any representation or warranty of the Company or SHI to be true and correct as of the Closing Date if (i) the aggregate amount of Losses that Acquiror or its Subsidiaries could reasonably be expected to suffer as a result of the failures of such representations and warranties to be true and correct as of the Closing Date would not exceed $50,000,000 and (ii) SHI indemnifies Acquiror against any such Losses; provided, however, that SHI will have liability under this
Section 7.06 only with respect to those Losses that exceed, in the aggregate, $5,000,000. The foregoing indemnification shall be subject to the procedures set forth in Section 2.04 of the Contribution Agreement.


                          ARTICLE VIII

                          TERMINATION

     8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

           (a) by mutual written consent duly authorized by the Boards of Directors of the Company, SHI and Acquiror;

           (b) by either the Company or Acquiror (i) if, at the stockholders' meetings referred to in Section 6.14 (including any postponement or adjournment thereof), the Merger and the other transactions contemplated hereby that require such approval shall fail to be approved and adopted by the affirmative vote specified herein, or (ii) so long as the terminating party is not then in breach of any of its obligations hereunder, after December 31, 1996 (the "Termination Date") if the Merger shall not have been consummated on or before such date;

           (c) by the Company, provided neither it nor SHI is then in breach of any of its obligations hereunder, if either (i) Acquiror fails to perform any covenant in this Agreement when performance thereof is due and does not cure the failure within twenty business days after the Company delivers written notice thereof, or (ii) any other condition in Section 7.02 or Section 7.03 has not been satisfied and is not capable of being satisfied prior to the Termination Date;

          (d) by the Company, whether or not the conditions set forth in Section 7.02 have been satisfied, if the Board of Directors of the Company determines, with the advice of outside counsel, that it may be required to do so in the exercise of its fiduciary duties;

           (e) by Acquiror, provided it is not then in breach of any of its obligations hereunder, if either
     (i) the Company or SHI fails to perform any covenant in this Agreement when performance thereof is due and does not cure the failure within twenty business days after notice by Acquiror thereof, (ii) any condition in
     Section 7.02 or Section 7.04 has not been satisfied and is not capable of being satisfied prior to the Termination Date or (iii) the Board of Directors of the Company materially modifies or withdraws the approval, determination or recommendation referred to in Section 6.09;

           (f) by the Company and Acquiror in accordance with and subject to Section 1.02(d); or

           (g) by Acquiror if it has received any communication from an HSR Authority (such communication to be confirmed by such HSR Authority to the Company) indicating that an HSR Authority has authorized the institution of litigation challenging the transactions contemplated by this Agreement under the U.S. antitrust laws, which litigation will include a motion seeking an order or injunction prohibiting the consummation of any of the transactions contemplated by this Agreement.

     8.02      Effect of Termination.  In the event of the termination
of   this  Agreement  pursuant  to  Section  8.01  hereof,   this
Agreement,  except  for  the provisions of  Section  6.06(f)-(j),
Section   8.03,   Section  9.08  and   Section   9.13   and   the
confidentiality provisions of Section 6.05, shall forthwith become null and void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

     8.03      Fees and Expenses.

           (a) In order to induce Acquiror to, among other things, enter into this Agreement, the Company agrees as follows:
If  this  Agreement is terminated (A) by the Company pursuant  to
Section 8.01(d) hereof, (B) by Acquiror pursuant to Section 8.01(e)(i) or Section 8.01(e)(iii) hereof, or (C) by the Company or Acquiror pursuant to Section 8.01(b)(i) hereof and, in the case of this subsection (C), either (x) the Trust shall have failed to vote in favor of the adoption and approval of the Transactions or (y) the Board of Directors of the Company shall have materially modified or withdrawn the approval, determination or recommendation referred to in Section 6.09, then the Company shall promptly pay to Acquiror a fee equal to 3% of the Base Consideration. If this Agreement is terminated by Acquiror pursuant to Section 8.01(e)(ii) hereof, other than as a result of any condition in Section 7.02 or the condition in Section 7.04(g) not being satisfied and not being capable of being satisfied prior to the Termination Date, then the Company shall promptly pay to Acquiror an amount equal to the actual reasonable fees and expenses paid or payable by or on behalf of Acquiror to its attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby ("Expense Reimbursement"), provided, however, that the Expense Reimbursement shall in no event exceed $5,000,000. The payment described in the first sentence of this Section 8.03 (a) shall be made in same day funds no later than five business days after the termination of this Agreement; the Expense Reimbursement shall be made in same day funds no later than five business days after receipt by the Company of detailed written statements describing the fees and expenses.

           (b) In order to induce the Company and SHI to, among other things, enter into this Agreement, Acquiror agrees as follows: If this Agreement is terminated (A) by the Company pursuant to Section 8.01(c), other than as a result of any condition in Section 7.02 not being satisfied and not being capable of being satisfied prior to the Termination Date or (B) by the Company pursuant to Section 8.01(b)(i) and the shareholder of Acquiror that is a party to the Voting Agreement referred to in Section 6.14 shall have failed to vote in favor of the adoption and approval of the Transactions, then Acquiror shall pay promptly to the Company an amount equal to the actual reasonable fees and expenses paid or payable by or on behalf of the Company and SHI to their attorneys, accountants, environmental consultants, management consultants, and other consultants and advisors in connection with the negotiation, execution and delivery of this Agreement; provided, however, that such payment shall in no event exceed the sum of $5,000,000. Such payment shall be made in same day funds no later than five business days after receipt by Acquiror of detailed written statements describing the fees and expenses.


                           ARTICLE IX

                         MISCELLANEOUS

     9.01 Survival of Representations and Warranties. The representations and warranties contained herein shall not survive beyond the Closing Date except that the representations and warranties of SHI in Sections 3.05 and 4.03 and the certification of SHI delivered pursuant to Section 7.04(f) shall survive indefinitely and SHI shall indemnify the Acquiror and its Subsidiaries, including Cable, in respect of any diminution in value or Losses incurred as a result of any breach thereof. This
Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Closing Date. The indemnity set forth in the first sentence of this Section 9.01 shall be subject to the procedures set forth in
Section 2.04 of the Contribution Agreement, and SHI shall not seek contribution from the Company or any of its Subsidiaries or any of its or their respective officers or directors in respect thereof.

     9.02 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     9.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     if to Acquiror:

                         Comcast Corporation
                         1500 Market Street
                         Philadelphia, Pennsylvania  19102
                         Telecopier:  215-981-7622
                         Attention:  Stanley Wang, Esq.

     with a copy to:

                         Davis Polk & Wardwell
                         450 Lexington Avenue
                         New York, New York  10017
                         Telecopier:  212-450-4800
                         Attention:  William L. Taylor, Esq.

     if to the Company or SHI:

                         The E.W. Scripps Company
                         Scripps Howard, Inc.
                         312 Walnut Street, 28th Floor
                         Cincinnati, Ohio
                           Attention:    M.   Denise   Kuprionis,
                                         Secretary
     with a copy to:

                         Baker & Hostetler
                         3200 National City Center
                         1900 East 9th Street
                         Cleveland, Ohio 44114
                         Attention:  John H. Burlingame, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place at which such notice or communication was received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

     9.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware
regardless  of  the  laws  that  might  otherwise  govern   under
principles of conflicts of laws applicable thereto, except that the laws of the Commonwealth of Pennsylvania shall govern the effect of the Merger on Acquiror.

     9.05 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 6.06(f)-(j), 6.27 and 9.09 (which are intended to be for the benefit of the persons provided for therein and may be enforced by such persons).

     9.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     9.08 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Prior to the Contribution, the Company shall pay, or make adequate provision for the payment of, all costs and expenses required to be paid by the Company under this Agreement in connection with the transactions contemplated by this Agreement.

     9.09      Personal Liability.  This Agreement shall not create or
be   deemed  to  create  or  permit  any  personal  liability  or obligation  on the part of any direct or indirect stockholder  of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.
096
     9.10 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and
their  respective  legal representatives  and  successors.   This
Agreement may not be assigned by any party hereto.

     9.11 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.
Any amendment to this Agreement after the meetings of the stockholders of the Company and the Acquiror referred to in
Section 6.14 may, subject to applicable law, be made without seeking the approval of such stockholders.

     9.12 Extension; Waiver. All parties hereto affected thereby may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto by any other party, or (iii) waive compliance with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.13 Legal Fees; Costs. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or
proceeding,   whether  or  not  such  action  or  proceeding   is
prosecuted to judgment.


                           ARTICLE X

                          DEFINITIONS

           When used in this Agreement, the following terms shall have the meanings indicated.

           "Accumulated Funding Deficiency" means an accumulated funding deficiency, as defined in Section 302 of ERISA and
Section 412 of the Code.

           "Acquiror" has the meaning set forth in the first paragraph of this Agreement.

          "Acquiror A Stock" has the meaning set forth in Section
5.05(a).

          "Acquiror B Stock" has the meaning set forth in Section
5.05(a).

           "Acquiror  Common  Stock" means the  Class  A  Special
Common Stock, par value $1.00 per share, of Acquiror.

           "Acquiror  Employee Plan" means any  Employee  Benefit
Plan that is sponsored or contributed to by Acquiror or any of its ERISA Affiliates covering any employees or former employees of Acquiror or its ERISA Affiliates.

          "Acquiror Preferred Stock" has the meaning set forth in
Section 5.05(a).

           "Acquiror  Schedule"  has the  meaning  set  forth  in
Section 6.23(b).

           "Acquiror's  Form 10-Q" has the meaning set  forth  in
Section 5.07.

           "Acquiror's SEC Reports" has the meaning set forth  in
Section 5.06.

           "Aggregate Consideration" has the meaning set forth in
Section 1.02(d).

           "Aggregate Shares Delivered" has the meaning set forth in Section 1.02(d).

           "Agreed Rate" means the annual rate of interest quoted from time to time by Citibank, N.A. in New York City as its prime rate of interest for the purpose of determining the interest rates charged by it for United States dollar commercial loans made in the United States.

           "Agreement" has the meaning set forth in the first paragraph of this Agreement.

           "Average Revenue Per Basic Subscriber" shall mean the amount of total revenue received from Basic Subscribers during the calendar month in question for recurring service (which shall include, without limitation, basic cable service, pay cable service, additional outlets, equipment rental fees and program guides, including installation charges and advertising revenues); divided by one-half of the sum of (i) the number of Basic Subscribers on the first day of the calendar month in question and (ii) the number of Basic Subscribers on the last day of the calendar month in question.

          "Basic Subscriber" means a Person (i) who subscribes to Basic Service, (ii) who pays the full rate for such service charged by the Company, any Cable Subsidiary or Cable Partnership, Acquiror or any Subsidiary of Acquiror (as the case may be) for detached single family homes, and (iii) whose accounts receivable owed for such service are not more than 60 days past due from the date of invoice; provided, that a hotel, motel, or other multi-living unit customer which pays less per living unit than the rates charged for detached single family homes shall be considered to be that number of Basic Subscribers which is equal to revenues from Basic Service provided to such hotel, motel, or other customer for the month immediately preceding the month in which this Agreement is executed and delivered (without regard to nonrecurring revenues from ancillary services such as installation fees) divided by the full rate charged for detached single family homes for such service.

           "Base  Consideration" has the  meaning  set  forth  in
Section 1.02(d).

            "Benefit Arrangement" means any material benefit arrangement (whether or not written) that is not an Employee Benefit Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and
(vii) any compensation policy and practice.

           "Broadcasting"  has the meaning set forth  in  Section
2.01(a).

          "Cable" means, collectively, the Cable Subsidiaries and the Cable Partnerships.

           "Cable  Balance Sheets" has the meaning set  forth  in
Section 4.04.

            "Cable   Benefit  Arrangement"  means   any   Benefit
Arrangement covering any Cable Employees, directors and former directors of Cable and the beneficiaries of any of them.

           "Cable  Dispute" has the meaning set forth in  Section
6.10(a)(iii)(C).

           "Cable Employee Plan" means any Employee Benefit Plan that is sponsored or contributed to by the Company, SHI or any of their ERISA Affiliates covering any Cable Employees.

           "Cable Employee" means any employee or former employee of Cable.

            "Cable Net Liabilities Amount" means the Net Liabilities Amount of Cable immediately prior to the Effective Time and after giving effect to the Distribution, appropriately adjusted for any minority interests. The Cable Net Liabilities Amount does not include any assets or liabilities of the Company.

           "Cable  Plan" means any Cable Employee Plan  or  Cable
Benefit Arrangement.

           "Cable  Partnerships" has the  meaning  set  forth  in
Section 4.03.

           "Cable  Subsidiaries" has the  meaning  set  forth  in
Section 2.01(a).

           "Cable  Tax  Returns"  has the meaning  set  forth  in
Section 6.10(f)(i).

           "Capital Expenditure Amount" has the meaning set forth in Section 6.24.

           "Certificate of Merger" has the meaning set  forth  in
Section 1.03.

           "Certificates"  has the meaning set forth  in  Section
1.04(b).

           "Charter  Amendment"  has the  meaning  set  forth  in
Section 2.01(b).

           "Closing" and "Closing Date" have the meanings set forth in Section 7.01.

           "Closing  Price" has the meaning set forth in  Section
1.02(d).

           "Closing Price Share Number" has the meaning set forth in Section 1.02(d).

            "COBRA"   means   the  Consolidated  Omnibus   Budget
Reconciliation Act of 1985, as amended, as set forth  in  Section
4980B of the Code and Part 6 of Title I of ERISA.

          "Code" means Internal Revenue Code of 1986, as amended.

           "Collar  Price" has the meaning set forth  in  Section
1.02(d).

           "Common Stock Conversion Number" has the meaning set forth in Section 1.02(d).

           "Communications  Act" has the  meaning  set  forth  in
Section 4.07(b).

           "Company" has the meaning set forth in the first paragraph of this Agreement.

            "Company Benefit Arrangement" means any Benefit Arrangement maintained by the Company, SHI or any of their ERISA Affiliates covering any employees, former employees, directors or former directors of the Company, SHI or any of their ERISA Affiliates, and the beneficiaries of any of them.

           "Company  Class  A Common Stock" means  the  Company's
Class A Common Stock, $.01 par value per share.

          "Company Common Stock" means, collectively, the Company
Class A Common Stock and the Company Common Voting Stock.

           "Company  Common  Voting Stock"  means  the  Company's
Common Voting Stock, $.01 par value per share.

          "Company Consolidated Income Taxes" has the meaning set forth in Section 6.10(f)(iii).

           "Company Consolidated Income Tax Returns" has the meaning set forth in Section 6.10(f)(ii).

           "Company  Contracts"  has the  meaning  set  forth  in
Section 3.15.

          "Company Employee Plan" means any Employee Benefit Plan that is sponsored or contributed to by the Company, SHI or any of their ERISA Affiliates covering the employees or former employees of the Company, SHI or any of their ERISA Affiliates.

           "Company  Group" has the meaning set forth in  Section
6.10(f)(iv).

           "Company Plan" means any Company Employee Benefit Plan or Company Benefit Arrangement.

           "Company Preferred Stock" has the meaning set forth in
Section 3.05(a).

           "Company's SEC Reports" has the meaning set  forth  in
Section 3.06.

           "Company  10-Q" has the meaning set forth  in  Section
3.07.

           "Confidentiality Agreement" has the meaning set forth in Section 6.05.

            "Contract"   means   any   contract,   agreement   or
understanding.

           "Contribution"  has the meaning set forth  in  Section
2.02(a).

           "Contribution Agreement" has the meaning set forth  in
Section 2.02(a).

           "Directors Plan" has the meaning set forth in  Section
6.13.

          "DGCL" has the meaning set forth in Section 1.02(e).

           "Dissenting  Shares"  has the  meaning  set  forth  in
Section 1.02(e).

           "Dissenting Stockholder" has the meaning set forth  in
Section 1.02(e).

           "Distribution"  has the meaning set forth  in  Section
2.02(c).

           "Effective Time" has the meaning set forth in  Section
1.03.

           "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA.

           "Enforceability Exceptions" has the meaning set forth in Section 3.01.

           "Environmental Laws" means any federal, state, and local laws, judicial decisions, regulations, rules, judgments, orders, decrees, permits, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other
hazardous  substances  or  wastes  or  the  clean-up   or   other
remediation thereof.

            "Environmental Liabilities" means any and all liabilities of or relating to the named entity, whether contingent or fixed, actual or potential, known or unknown, which
(i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.

           "ERISA"  means the Employee Retirement Income Security
Act of 1974, as amended.

           "ERISA Affiliate" means a Person and/or such Person's Subsidiary or any trade or business (whether or not incorporated) which is under common control with such entity or such entity's Subsidiaries or which is treated as a single employer with such Person or any Subsidiary of such Person under Section 414(b),
(c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

           "Estimated Capital Expenditure Amount" has the meaning set forth in Section 6.23(a).

           "Estimated Cable Net Liabilities Amount" has the meaning set forth in Section 6.23(a).

           "EWS  Cable"  has  the meaning set  forth  in  Section
2.01(a).

           "Exchange  Act" has the meaning set forth  in  Section
3.03.

           "Exchange Agent" has the meaning set forth in  Section
1.04(a).

           "Execution Price" has the meaning set forth in Section
1.02(d).

           "Expense Reimbursement" has the meaning set  forth  in
Section 8.03(a).

          "FAS 106" means Financial Accounting Standard 106.

          "FCC" has the meaning set forth in Section 3.03.

          "Form 8-K" has the meaning set forth in Section 6.22.

            "Franchise" means written "franchise" within the meaning of Section 602(8) of the Cable Communications Policy Act of 1984 (47 U.S.C. (S)522(9)).

           "Franchising Authority" has the meaning that term is given by Section 602(9) of the Cable Communications Policy Act of
1984 (47 U.S.C. (S)522(10)).

          "GAAP" has the meaning set forth in Section 3.07.

           "Group Health Plan" means any group health plan, as defined in Section 5000(b)(1) of the Code.

          "HSR Act" has the meaning set forth in Section 3.03.

           "HSR  Authority" has the meaning set forth in  Section
6.15(a).

           "Incentive Plan" has the meaning set forth in  Section
6.13.

           "Indemnifying  Party" has the  meaning  set  forth  in
Section 6.06(h).

           "Indemnified  Party"  has the  meaning  set  forth  in
Section 6.06(h).

           "Indemnitee"  has  the meaning set  forth  in  Section
6.10(e).

           "Indemnitor"  has  the meaning set  forth  in  Section
6.10(e).

          "IRS" means the Internal Revenue Service.

           "Joint Proxy Statement/Prospectus" has the meaning set forth in 6.06(a).

            "Licenses"   means   approvals,   consents,   rights,
certificates, orders, franchises, determinations, permissions, licenses, authorities or grants issued, declared, designated or adopted by any nation or government, any federal, state, municipal or other political subdivision thereof or any department, commission, board, bureau, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government, excluding, however, the Franchises.

           "Liens" means any lien, claim, charge, restriction, pledge, mortgage, security interest or other encumbrance.

          "Losses" means all losses, claims, damages, liabilities or actions, including any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability or action or enforcing any indemnity with respect thereto.

           "L-R  Cable"  has  the meaning set  forth  in  Section
2.01(a).

           "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise) or assets of the named entity or the named entities taken as a whole. When the term "Material Adverse Effect" or material is used with respect to more than one act, occurrence, item or circumstance, all such acts, occurrences, items and circumstances shall be considered individually and in the aggregate.

           "Material Cable Agreements" has the meaning set forth in Section 4.08(a).

          "Merger" has the meaning set forth in Section 1.01.

           "Merger  Stock" has the meaning set forth  in  Section
1.04(a).

           "Merrill  Lynch" has the meaning set forth in  Section
3.04.

           "Mid-Tennessee" has the meaning set forth  in  Section
4.13.

            "Mid-Tennessee  Agreement"  means  the   Asset   Sale
Agreement  dated  October  26, 1995 between  Mid-Tennessee  Cable
Limited Partnership and Broadcasting.

           "Mid-Tennessee Amount" has the meaning  set  forth  in
Section 6.26.

           "Mid-Tennessee Business" has the meaning set forth  in
Section 4.13.

           "Mid-Tennessee Purchase Price" has the meaning set forth in Section 6.26.

           "MTB Net Liabilities Amount" has the meaning set forth in Section 6.26.

           "Multiemployer Plan" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

          "NLRB" means the National Labor Relations Board.

           "Net Liabilities Amount" means, with respect to any person at any time, (i) the consolidated liabilities (whether long-term or current, and including, without limitation, any and all accrued and unpaid taxes) of such Person and its consolidated Subsidiaries at such time minus (ii) the consolidated current assets (other than inventory) of such Person and its consolidated Subsidiaries at such time, determined in each case in accordance with GAAP.

           "Ordinary Course Expenditures" has the meaning set forth in Section 6.24.

           "Other  Filings" has the meaning set forth in  Section
6.06(b).

           "Outstanding Company Common Stock" has the meaning set forth in Section 1.02(d).

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Pension Plan" means any employer pension benefit plan, as defined in Section 3(2) of ERISA.

           "Person" means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so requires.

          "Pre-Closing Date" has the meaning set forth in Section
1.02(d).

           "Preliminary Joint Proxy Statement/Prospectus" has the meaning set forth in section 6.06(a).

           "Prohibited Transaction" means a transaction that is prohibited under 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

           "Random  Trading Days" has the meaning  set  forth  in
Section 1.02(d).

           "Reportable Event" means a "reportable event," as defined in Section 4043 of ERISA, to the extent that the reporting of such event to the PBGC has not been waived.

           "Required  Percentage" has the meaning  set  forth  in
Section 7.04(g).

           "Restated  Articles"  has the  meaning  set  forth  in
Section 2.01(b).

           "Retained Assets" has the meaning set forth in the Contribution Agreement.

          "Retained Liabilities" has the meaning set forth in the Contribution Agreement.

           "River  City  Interest" has the meaning set  forth  in
Section 4.03.

           "River City Purchase Amount" has the meaning set forth in Section 6.28.

           "Rules  and Regulations" has the meaning set forth  in
Section 4.07(b).

          "Sacramento Cable" has the meaning set forth in Section
2.01(a).

          "SCT" has the meaning set forth in Section 4.03.

          "SEC" has the meaning set forth in Section 3.06.

           "SEC  Filings"  has the meaning set forth  in  Section
6.06(c).

           "Securities Act" has the meaning set forth in  Section
3.03.

           "Share Deficiency Number" has the meaning set forth in
Section 1.02(d).

           "SH  Cable"  has  the  meaning set  forth  in  Section
2.01(a).

           "SHI" has the meaning set forth in the first paragraph of this Agreement.

           "SHI Class A Common Shares" means SHI's Class A Common
Shares, $.01 par value.

           "SHI  Common  Shares"  has the meaning  set  forth  in
Section 3.05(b).

           "SHI  Common Voting Shares" means SHI's Common  Voting
Shares, $.01 par value.

           "SHI  Notes"  has  the meaning set  forth  in  Section
2.02(b).

          "SHI Note Indenture" means the Indenture dated December
15,  1991  relating to the 7-3/8% Notes of SHI due  December  15,
1998.

          "Subsidiary" as to any Person means (i) any corporation of which such Person owns, either directly or through its Subsidiaries, 50% or more of the total combined voting power of all classes of voting securities of such corporation and (ii) any partnership, association, joint venture or other form of business organization, whether or not it constitutes a legal entity, in which such Person directly or indirectly through its Subsidiaries owns 50% or more of the total equity interests.

           "Superior  Proposal"  has the  meaning  set  forth  in
Section 6.01(a).

           "Surviving Corporation" has the meaning set  forth  in
Section 1.01.

            "Tax"   has   the  meaning  set  forth   in   Section
6.10(f)(viii).

           "Tax  Return"  has the meaning set  forth  in  Section
6.10(f)(x).

          "TCC" has the meaning set forth in Section 4.03.

          "Termination Date" has the meaning set forth in Section
8.01(b).

           "Termination Intent Notice" has the meaning set forth in Section 1.02(d).

           "Top-up  Notice" has the meaning set forth in  Section
1.02(d).

           "Top-up  Share Number" has the meaning  set  forth  in
Section 1.02(d).

           "Transaction Agreement" has the meaning set  forth  in
Section 3.01.

           "Transactions"  has the meaning set forth  in  Section
6.14.

          "Trust" has the meaning set forth in Section 6.14.

           "Voting Agreement" means the Voting Agreement dated as of the date hereof by and among Acquiror, the Company, the Trust and Sural Corporation.

          "Welfare Plan" means any employee welfare benefit plan, as defined in Section 3(1) of ERISA.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                              THE E.W. SCRIPPS COMPANY


                              By /s/ Lawrence A. Leser
                                  Name:  Lawrence A. Leser
                                  Title: Chairman, and
                                         Chief Executive Officer


                              SCRIPPS HOWARD, INC.


                              By /s/ Lawrence A. Leser
                                  Name:  Lawrence A. Leser
                                  Title: Chairman, and
                                         Chief Executive Officer


                              COMCAST CORPORATION


                              By /s/ Robert S. Pick
                                  Name:  Robert S. Pick
                                  Title: Vice President



                                              CONFORMED COPY


                      VOTING AGREEMENT

      This Voting Agreement dated as of October 28, 1995 (this "Agreement"), is by and among Comcast Corporation, a Pennsylvania corporation ("Acquiror"), The E.W. Scripps Company, a Delaware corporation (the "Company"), Sural Corporation, a Delaware corporation (the "Acquiror Stockholder"), and The Edward W. Scripps Trust (the "Trust").

     WHEREAS, the Acquiror Stockholder owns 1,845,037 shares of Acquiror's Class A Common Stock, par value $1.00 per share, 5,315,772 shares of Acquiror's Class A Special Common Stock, par value $1.00 per share, and 8,786,250 shares of Acquiror's Class B Common Stock, par value $1.00 per share (all shares of such stock now owned and which may hereafter be acquired by the Acquiror Stockholder prior to the termination of this Agreement shall be referred to herein as the "Acquiror Shares");

      WHEREAS, the Trust owns 16,040,000 shares of the Company's Common Voting Stock, $.01 par value per share
("Company Common Voting Stock"), and 32,610,000 shares of the Company's Class A Common Stock, $.01 par value per share ("Company Class A Common Stock") (all shares of Company Common Voting Stock and Company Class A Common Stock now owned and which may hereafter be acquired by the Trust prior to the termination of this Agreement shall be referred to herein as the "Company Shares");

      WHEREAS, the Company, Scripps Howard, Inc., an Ohio corporation and an affiliate of the Company ("SHI"), and Acquiror propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Acquiror pursuant to the Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

      WHEREAS, it is a condition to the willingness of Acquiror to enter into the Merger Agreement that the Trust agree, and in order to induce Acquiror to enter into the Merger Agreement, the Trust has agreed, to enter into this Agreement; and

      WHEREAS, it is a condition to the willingness of the Company to enter into the Merger Agreement that the Acquiror Stockholder agree, and in order to induce the Company to enter into the Merger Agreement, the Acquiror Stockholder has agreed, to enter into this Agreement;

      Now, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                         ARTICLE 1

        VOTING OF COMPANY SHARES AND ACQUIROR SHARES

      SECTION 1.1. Voting Agreement. (a) The Trust hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, the Trust, subject to the last sentence of this
Section 1.1, shall vote its Company Shares: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the other Transactions with respect to which the Trust may be entitled to vote, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combinations between the Company, SHI or any of the Cable Subsidiaries and any person or entity other than
Acquiror, or any other action or agreement, that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to the consummation of the Transactions with respect to which the Trust may be entitled to vote. The Trust acknowledges receipt and review of a copy of the Merger Agreement. Notwithstanding anything to the contrary set forth herein, the Trust shall not be required to vote its Company Shares in accordance with this
Section 1.1 if the Board of Trustees of the Trust determines, with the advice of outside counsel, that it may be required, in the exercise of its fiduciary duties, to vote such shares other than in accordance with such Section.

     (b) The Acquiror Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Acquiror, however called, and in any action by consent of the stockholders of Acquiror, the Acquiror Stockholder shall vote its Acquiror Shares: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the other Transactions with respect to which such Acquiror Stockholder may be entitled to vote, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Acquiror under the Merger Agreement or that would result in any of the conditions to the obligations of Acquiror under the Merger Agreement not being fulfilled and
(iii) in favor of any other matter relating to the consummation of the Transactions with respect to which the Acquiror Stockholders may be entitled to vote. The Acquiror Stockholder acknowledges receipt and review of a copy of the Merger Agreement.


                         ARTICLE 2

        REPRESENTATIONS AND WARRANTIES OF THE TRUST

     The Trust hereby represents and warrants to Acquiror as follows:

      SECTION 2.1. Authority Relative to This Agreement. The Trust has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Trust and the consummation by the Trust of the transactions contemplated hereby have been duly and validly authorized by the Trust (including any approvals required to be given by the trustees of the Trust), and no other proceedings on the part of the Trust are necessary to authorize the execution and delivery of this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Trust and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of the Trust (and the trustees of Trust in their capacities as such), enforceable against the Trust in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyance and preferential transfers, and (y) for the limitations imposed by general principles of equity. The Trust has allowed Acquiror to review a complete copy of the trust agreement establishing the Trust and evidence of its authority to enter into this Agreement. Acquiror agrees to hold the contents of such trust agreement in complete confidence.

     SECTION 2.2.  No Conflict.

      (a) The execution and delivery of this Agreement by the Trust do not, and the performance of this Agreement by the Trust will not, (i) conflict with or violate the trust agreement establishing the Trust, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Trust or by which the Trust's Company Shares are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Trust's Company Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Trust is a party or by which the Trust or the Trust's Company Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Trust of the Trust's obligations under this Agreement.

      (b) The execution and delivery of this Agreement by the Trust do not, and the performance of this Agreement by the Trust will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) filings with the SEC under the Exchange Act and
(ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Trust of the Trust's obligations under this Agreement.

      SECTION 2.3. Title to the Company Shares. The Trust is the owner of the Company Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances (collectively, "Liens") of any nature whatsoever. The Trust has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Company Shares. The Trust has sole voting power with respect to the Company Shares, and the person executing this Agreement on behalf of the Trust has the power to direct the voting of the Company Shares.


                         ARTICLE 3

 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR STOCKHOLDER

     The Acquiror Stockholder hereby represents and warrants to the Company as follows:

      SECTION 3.1. Authority Relative to This Agreement. The Acquiror Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Acquiror Stockholder and the consummation by the Acquiror Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Acquiror Stockholder, and no other proceedings on the part of the Acquiror Stockholder are necessary to authorize the execution and delivery of this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Acquiror Stockholder and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of such Acquiror Stockholder enforceable against the Acquiror Stockholder in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyance and preferential transfers, and (y) for the limitations imposed by general principles of equity. The Acquiror Stockholder has provided the Company with complete copies of its Certificate of Incorporation and Bylaws and evidence of its authority to enter into this Agreement.

     SECTION 3.2.  No Conflict.

      (a) The execution and delivery of this Agreement by the Acquiror Stockholder do not, and the performance of this Agreement by the Acquiror Stockholder shall not, (i)
conflict with or violate the charter or by-laws of the Acquiror Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Acquiror Stockholder or by which the Acquiror Shares are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of Acquiror Shares pursuant to, any note, bond, mortgage, indenture contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquiror Stockholder is a party or by which the Acquiror Stockholder or by which Acquiror Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Acquiror Stockholder of such Acquiror Stockholder's obligations under this Agreement.

      (b) The execution and delivery of this Agreement by the Acquiror Stockholder do not, and the performance of this Agreement by the Acquiror Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Acquiror Stockholder of its obligations under this Agreement or (ii) filings with the SEC under the Exchange Act.

      SECTION 3.3. Title to the Acquiror Shares. The Acquiror Stockholder is the owner of the Acquiror Shares free and clear of all Liens whatsoever, except that
1,000,000 shares of Class A Common Stock (the "Pledged Stock") are pledged to PNC Bank, N.A. pursuant to a loan agreement dated April 23, 1992 and a collateral pledge agreement dated as of the same date (together, the "Loan Agreements"). PNC Bank, N.A. has the right to vote the Pledged Stock upon the occurrence of an event of default under the Loan Agreements. The Acquiror Stockholder has sole voting power with respect to the Acquiror Shares or has the power to direct the voting of the Acquiror Shares. The Acquiror Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Acquiror Shares. The Acquiror Stockholder has sole voting power with respect to the Acquiror Shares, and the person executing this Agreement on behalf of the Acquiror Stockholder has the power to direct the voting of the Acquiror Shares.


                         ARTICLE 4

                   COVENANTS OF THE TRUST

      SECTION 4.1. No Inconsistent Agreement. The Trust hereby covenants and agrees that, except as otherwise contemplated by this Agreement, the Trust shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Trust's Company Shares which is inconsistent with this Agreement.

      SECTION 4.2. Transfer of Title. The Trust hereby covenants and agrees that the Trust shall not transfer ownership of any of its Company Shares unless (i) the transferee agrees in writing to be bound by the terms and conditions of this Agreement or (ii) such transfer of ownership will not affect the Trust's ability to approve of the Merger and the other Transactions with respect to which the Trust may be entitled to vote without regard to the vote of the other stockholders of the Company. Nothing else contained in this Agreement shall be construed to prohibit any transfer permitted by this Section 4.2.


                         ARTICLE 5

           COVENANTS OF THE ACQUIROR STOCKHOLDER

     SECTION 5.1. No Inconsistent Agreement. The Acquiror Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, such Acquiror Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Acquiror Shares which is inconsistent with this Agreement.

       SECTION 5.2. Transfer of Title. The Acquiror Stockholder hereby covenants and agrees that (i) such Acquiror Stockholder shall not transfer ownership of any of the Acquiror Shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement or
(ii) such transfer of ownership will not affect Acquiror Stockholder's ability to approve of the Merger and the other Transactions with respect to which the Acquiror Stockholder may be entitled to vote without regard to the vote of the other stockholders of Acquiror. Nothing else contained in this Agreement shall be construed to prohibit any transfer permitted by this Section 5.2.


                         ARTICLE 6

                       MISCELLANEOUS

      SECTION 6.1. Termination. This Agreement shall terminate on the earliest to occur of (i) the date of consummation of the Merger, (ii) the date which is two years from the date hereof, and (iii) the date of the termination of the Merger Agreement.

      SECTION  6.2.    Specific  Performance.   The  parties
hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

       SECTION 6.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

      SECTION 6.4.   Amendment.  This Agreement may  not  be
amended except by an instrument in writing signed by all the parties hereto.

      SECTION 6.5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 6.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of (i) in the case of the Trust's Obligations, the State of Delaware, and (ii) in the case of the Acquiror Stockholder's obligations, the State of Pennsylvania, regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.

      SECTION  6.7.   Descriptive Headings.  The descriptive
headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION  6.8.   Counterparts.  This Agreement  may  be
executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       SECTION 6.9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows: (a) if to the Trust, to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio, attention: Donald E. Meihaus, Secretary-Treasurer, (b) if to the Acquiror Stockholder, to it at 11 North Market Street, Suite 1219, Wilmington, Delaware, 19801, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, attention: William L. Taylor, Esq., (c) if to Acquiror, to it at 1500 Market Street, Philadelphia, Pennsylvania, 19102, attention: Stanley Wang, Esq., with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, attention: William L. Taylor, Esq., and (d) if to the Company, to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio, attention: M. Denise Kuprionis, Secretary, or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

      SECTION 6.10.  Assignments.  This Agreement shall  not
be assigned by operation of law or otherwise.

      SECTION 6.11. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                         COMCAST CORPORATION


                         By:  /s/ Robert S. Pick
                             Name:   Robert S. Pick
                             Title:  Vice President

                         THE E.W. SCRIPPS COMPANY


                         By:  /s/ Lawrence A. Leser
                             Name:   Lawrence A. Leser
                             Title:  Chairman and
                                     Chief Executive Officer

                         SURAL CORPORATION


                         By:  /s/ Brian L. Roberts
                             Name:   Brian L. Roberts
                             Title:  Vice President


                         THE EDWARD W. SCRIPPS TRUST


                         By:  /s/ Robert P. Scripps
                             Name:   Robert P. Scripps
                             Title:  Trustee

                                                        EXHIBIT F


                 REGISTRATION RIGHTS AGREEMENT


            THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ____________________, is made by and between Comcast Corporation, a Pennsylvania corporation (the "Company"), and The Edward W. Scripps Trust (the "Trust").

           WHEREAS, this Agreement is being entered into pursuant to the Agreement and Plan of Merger, dated as of October 28, 1995, among The E.W. Scripps Company, Scripps Howard, Inc., and the Company (the "Merger Agreement");

           WHEREAS, it is intended by the Company and the Trust that this Agreement shall become effective immediately upon the issuance of the Common Stock of the Company to be issued pursuant to Article I of the Merger Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1      Definitions.  As used in this Agreement:

                a.       "Commission" means the Securities and Exchange
Commission.

                b. "Common Stock" means the Class A Special Common Stock, par value $1.00 per share, of the Company.

                c. "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, an estate, a joint venture, an unincorporated organization or other entity or a governmental entity or any department, agency or political subdivision thereof.

                d. "Registrable Shares" means, at any particular time at which notice has been given pursuant to Section 2 or 3 hereunder, any of the following which are held by the Trust:
(i)  shares  of Common Stock issued pursuant to the  Merger;
(ii) shares of Common Stock issued in lieu of cash dividends
on   other   Registrable  Shares  pursuant  to  a   dividend
reinvestment plan adopted by the Company; (iii) shares of Common Stock then outstanding which were issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Shares; (iv) shares of Common Stock then issuable upon conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other
Registrable Shares, and (v) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (i) through (iv) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, the Trust will be deemed to be a holder of Registrable Shares whenever it has the unqualified right to acquire such Registrable
Shares (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

                e. "Registration Expenses" has the meaning ascribed to it in Section 6 of this Agreement.

                f. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          2.             Demand Registrations.

               a. Requests for Registration. From and after the date hereof, the Trust may make a written request from time to  time for registration under the Securities Act of all or part  of  its  Registrable Shares.  Each such  request  will specify  the  number of Registrable Shares to be  registered
and  the  intended  method  of  distribution  thereof.   All
registrations  requested pursuant to this Section  2(a)  are
referred  to  herein  as  "Demand  Registrations."    Demand
Registrations  shall be on any form for  which  the  Company then  qualifies and which counsel for the Company shall deem appropriate  and  available for the sale of the  Registrable
Shares  to be registered thereunder in accordance  with  the intended  method of distribution thereof; provided that  the
Company  will  include in any short-form  registration  such additional customary information as the Trust may reasonably request after consultation with the managing underwriter, in the  case  of any underwritten public offering, or with  the investment  banker,  in  the case  of  any  non-underwritten
offering,   in  order  to  facilitate  the  sale   of   such
securities; and provided further that the Company shall not be required to file any such registration as a shelf registration under Rule 415 of the Securities Act.

               b.        Registrations.  A maximum of three Demand
Registrations may be requested by the Trust.  A registration will  not count as one of the Demand Registrations requested by the Trust until it has become effective and unless either
(i)  the Trust has registered and sold at least 90%  of  the
Registrable   Shares  it  requests  be  included   in   such
registration or (ii) the registration has remained effective for at least 30 days. The Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration requested hereunder. Should a Demand Registration not become effective due to the failure of the
Trust to perform its obligations under this Agreement or the
inability  of  the  Trust  to  reach  agreement   with   the
underwriters on price or other customary terms for such transaction (provided that if the registration does not become effective because of such inability then, on one occasion at the election of the Trust, it shall not count as a Demand if the Trust pays the Company for all of the Registration Expenses in respect thereof), or in the event the  Trust withdraws or does not pursue the request for  the
Demand   Registration  (in  each  of  the  foregoing  cases,
provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected. Each Demand Registration must be in respect of Registrable Shares with a fair market value in excess of $100,000,000.

               c.        Pre-emption.  The Company will have the right to
pre-empt any Demand Registration with a primary registration by  delivering written notice of such intention to the Trust indicating  that  the  Company  has  identified  a  specific business need and use for the proceeds of the sale  of  such securities  within five business days after the Company  has
received   from  the  Trust  a  request  for   such   Demand
Registration.   In  the  ensuing primary  registration,  the
Trust  will have such piggyback registration rights  as  are set  forth  in  Section 3 hereof.  Upon the  Company's  pre-
emption  of a requested Demand Registration, such  requested
registration   will  not  count  as  one   of   the   Demand
Registrations.

               d. Priority on Demand Registrations. If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and other securities requested to be included in such offering would materially and adversely affect the success of the offering, the Company will include in such registration, prior to the inclusion of any securities which are not owned by the Trust, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold without materially and adversely affecting the success of the offering. Whenever a registration requested pursuant to this Section is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

               e. Restrictions on Registrations. The Company will not be obligated to effect any Demand Registration within twelve  months after the effective date of a previous Demand
Registration.  The Company may postpone for up to  150  days the  filing or effectiveness of a registration statement for a  Demand  Registration if the Company  reasonably  believes that it would be detrimental or otherwise disadvantageous to the  Company  or  its shareholders for such  a  registration
statement   to  be  filed  as  expeditiously  as   possible;
provided, however, the Company cannot exercise its right to postpone the filing or effectiveness of a registration statement for a Demand Registration more than once during any twelve-month period.

               f. Selection of Underwriters. The Trust shall have the right to select the investment banker(s) and manager(s)
to  administer  any public offering of equity securities  of the  Company pursuant to a Demand Registration,  subject  to
the   Company's  approval,  which  approval  shall  not   be
unreasonably withheld.

          3.        Piggyback Registrations.

               a. Right to Piggyback. Subject to the remaining provisions of this Section 3, whenever the Company proposes to  register its Common Stock under the Securities  Act  for its own account (other than a registration on Form S-4 or S-
8 or any substitute or successor form that may be adopted by the  Commission) or for the account of any of holders of its
Common  Stock, the Company will give written notice  to  the
Trust  of  its  intention to effect such a registration  and will  include  in such registration, on the same  terms  and conditions as apply to the Company's or such holder's Common
Stock,  all  Registrable Shares that the Trust  requests  be included  within 15 days after the receipt of the  Company's
notice   (a  "Piggyback  Registration").   The  Company   is
required  to  include Registrable Shares  requested  by  the
Trust in an unlimited number of Piggyback Registrations.  If the  Company shall determine in its sole discretion  not  to register or to delay the registration of such Common  Stock, the Company may, at its election, provide written notice  of such  determination to the Trust and (i) in the  case  of  a determination not to effect a registration, shall  thereupon be  relieved  of the obligation to register such Registrable
Shares,  and (ii) in the case of a determination to delay  a
registration,   shall  thereupon  be  permitted   to   delay
registering any Registrable Shares for the same period as the delay in respect of Common Stock being registered for the Company's own account.

               b. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company, and the managing underwriters for the Offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, Registrable Shares and other securities such that the included amount of each shall be in proportion to the amount of Registrable Shares and other securities requested to be included in such registration.

               c. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company's securities other than holders of Registrable Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, the Company will include in such registration (i) first, the securities included therein held by the holders other than the Trust, and (ii) second, Registrable Shares and other securities such that the included amount of each shall be in proportion to the amount of Registrable Shares and other securities requested to be included in such registration.

               d. Selection of Underwriters. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the Trust elects to register and sell Registrable Shares in such registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering.

            4.      Holdback Agreements.

                a.    The  Trust agrees not to offer,  sell,
contract to sell or otherwise dispose of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 15-day period prior to, and the 120-day period beginning on the effective date of, any underwritten registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. In order to ensure compliance with the provisions of this Section 4(a), the Company hereby agrees to notify the Trust as to the status and proposed effective date of any registration statement of the Company which is filed with the Commission.

               b.   The Company hereby agrees not to effect,
except pursuant to employee benefit plans and registrations on Form S-4, any public sale or distribution of any securities of the same class as (or otherwise similar to) the Registrable Shares, or any securities which, with notice, lapse of time and/or payment of monies, are exchangeable or exercisable for or convertible into any such securities during the 15-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the Commission in connection with an underwritten offering effected pursuant to Section 2 of this Agreement (except as part of such underwritten offering). The Company agrees to use its reasonable efforts to cause each holder of five percent or more of the outstanding shares of any equity security (or any security convertible into or exchangeable or exercisable for any equity security) of the Company, and each holder of any equity security (or any security convertible into or exchangeable or exercisable for any equity security) of the Company purchased from the Company at any time other than in a public offering, to enter into a similar agreement with the Company.

          5. Registration Procedures. Whenever the Trust has requested that any Registrable Shares be registered pursuant to  this Agreement, the Company will use its reasonable best efforts  to  effect  the registration  of  such  Registrable
Shares in accordance with the intended method of disposition
thereof,   and   pursuant  thereto  the  Company   will   as
expeditiously as possible:

               a. Prepare and file with the Commission a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective for such period, not to exceed 60 days, as may be reasonably necessary to effect the sale of such securities and to include in any such registration statement all information which, in the opinion of counsel to the Trust and counsel to the Company, is reasonably required to be included therein under the Securities Act or which the managing underwriter, in the case of an underwritten public offering, or the investment banker, in the case of a non-
underwritten  offering,  reasonably  requests  be   included
therein to facilitate the sale of such securities and which, in the opinion of counsel to the Company and counsel to the Trust, is customary and may appropriately be included therein under the Securities Act; provided, however, if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company's fiscal year, and (ii) the Securities Act requires the Company to include audited financials as of the end of such fiscal year or the Securities Act permits the use of, and the Trust has requested that such registration statement include, audited financials as of the end of such fiscal year, the Company may delay the filing of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year;

               b. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 60 days and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

               c. Furnish to the Trust and the underwriters such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as they may reasonably request in order to facilitate the disposition of the Registrable Shares;

               d. Use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Trust reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Trust to consummate the disposition in such jurisdictions of the Registrable Shares (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

               e. Otherwise use its best efforts in connection with each registered offering of Registrable Shares hereunder to comply with all applicable rules and regulations of the Commission, as the same may hereafter be amended, including section 11(a) of the Securities Act and Rule 158 thereunder.

               f. Use its best efforts to cause all such Registrable Shares to be listed on each securities exchange or market trading system on which similar securities issued by the Company are then listed;

               g. Enter into such customary agreements (including underwriting agreements that contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and holdback arrangements) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares;

               h. Subject to confidentiality restrictions reasonably required by the Company, and subject to the reasonableness of  the request therefor, make available at reasonable times for  inspection by the Trust, any underwriter  participating in  any disposition pursuant to such registration statement, and  any attorney, accountant or other agent retained by the
Trust  or any such underwriter, all pertinent financial  and other  records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors,
employees   and  independent  accountants  to   supply   all
information reasonably requested by the Trust or any such underwriter, attorney, accountant or agent in connection with such registration statement;

               i. Notify the Trust promptly after it shall receive notice thereof, of the time when such registration statement or amendment thereto has become effective or a prospectus or
supplement  to  any  prospectus  forming  a  part  of   such
registration statement has been filed;

               j. Notify the Trust of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for supplemental information;

               k. Prepare and file with the Commission, promptly upon the request of the Trust, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the Trust and counsel to the Company, is reasonably required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by the Trust;

               l.       Notify the Trust of the occurrence of any event
during   any  time  when  a  prospectus  relating  to   such
securities  is required to be delivered under the Securities
Act, as the result of which any such prospectus or any other prospectus  as  then  in  effect  would  include  an  untrue statement  of a material fact or omit to state any  material fact  necessary to make the statements therein, in the light
of   the   circumstances  in  which  they  were  made,   not
misleading,  and  in such event, prepare and  promptly  file with  the  Commission and promptly notify the Trust  of  the filing  of such amendment or supplement to such registration statement  or prospectus as may be necessary to correct  any such  statements or omissions.  The Trust agrees that,  upon receipt of any notice from the Company of the occurrence  of any  event  of the kind described in the preceding sentence, the  Trust will forthwith discontinue the offer and sale  of
Registrable  Shares  pursuant to the registration  statement covering such Registrable Shares until receipt by the  Trust and  the Underwriters of the copies of such supplemented  or amended  prospectus and, if so directed by the Company,  the
Trust  will  deliver to the Company all copies,  other  than permanent file copies then in the Trust's possession, of the most  recent prospectus covering such Registrable Shares  at
the  time  of  receipt of such notice.   In  the  event  the
Company shall give such notice, the Company shall extend the 60 day period during which such registration statement shall be maintained effective as provided in Section 5(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Trust such supplemented or amended prospectus;

               m. Advise the Trust, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state authority or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

               n. At the request of any underwriter in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement:  (i) an  opinion of  counsel,  addressed to the underwriters,  covering  such
customary   matters  as  such  underwriters  may  reasonably
request;  and  (ii)  a comfort letter or  letters  from  the independent  certified  public accountants  of  the  Company addressed  to  the  underwriters,  covering  such  customary matters  as  such  underwriters and sellers  may  reasonably request,  in  which  letters such accountants  shall  state, without limiting the generality of the foregoing, that  they are  independent  certified public  accountants  within  the meaning  of  the Securities Act and that in the  opinion  of
such   accountants  the  financial  statements   and   other
financial data of the Company included in the registration statement, the prospectus, or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Commission;

               o. Subject to confidentiality restrictions reasonably required by the Company, at reasonable times and upon reasonable  notice, and as necessary to permit a  reasonable investigation with respect to the Company and  its  business in  connection  with  the preparation  and  filing  of  such registration statement, make available for inspection by the
Trust,  by  any  managing underwriter or other  underwriters participating in any disposition of Registrable Shares,  and by  any  attorney, accountant or other agent, representative or  advisor  retained by the Trust or any such underwriters, all  pertinent  financial and other  records  and  corporate documents  of  the  Company; and to  the  extent  reasonably
required,  cause  the  Company's  officers,  directors   and
employees  to  discuss pertinent aspects  of  the  Company's
business   with   the   Trust  and  any  such   underwriter,
accountant, agent, representative or advisor in connection with such registration statement;

               p. Permit the Trust, to the extent the Trust, in the judgment of its counsel, might be deemed to be a "control person" of the Company (within the meaning of section 15  of the  Securities Act or section 20 of the Exchange  Act),  to
participate   in   the  preparation  of  such   registration
statement and include therein material, furnished to the Company in writing which, in the reasonable judgment of the Trust and its counsel, and counsel to the Company, is required to be included therein; and

               q. If any registration statement refers to the Trust by name or otherwise as the holder of any securities of the
Company, and if the Trust reasonably believes it is  or  may be  deemed  to  be a control person in relation  to,  or  an
Affiliate  of,  the Company, then the Trust shall  have  the
right   to   require  (i)  insertion  in  such  registration
statement  of  language,  in form and  substance  reasonably satisfactory to the Trust, to the effect that the  ownership by  the  Trust of such securities is not to be construed  as and  is not intended to be a recommendation by the Trust  of the  investment quality of, or the relative merits and risks attendant  to  the  purchase of,  the  Company's  securities
covered  thereby, and that such ownership   does  not  imply
that the Trust will assist in meeting any future financial or operating requirements of the Company, or (ii) in the case where the reference to the Trust by name or otherwise is not required by the Securities Act or any similar federal or state statute then in effect, the deletion of the reference to the Trust.

                r.    Cooperate in the marketing efforts  of
the underwriters and the Trust, including, without limitation, by making available, as reasonably requested by the underwriters and the Trust, the senior executive officers of the Company for attendance at, and active participation with the underwriters in, informational or so-called "roadshow" meetings with prospective purchasers of the Registrable Shares being offered, including meeting with groups of such purchasers or with individual purchasers, providing information and answering questions about the Company at such meetings, and traveling to locations in the United States and abroad as reasonably selected by the underwriters.

          6.             Registration Expenses.

                All expenses of the Company incident to  the
Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or Nasdaq, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel) printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants (and the expenses of any special audits or reviews performed by such accountants required by or incidental to such performance and compliance), underwriters (excluding discounts and commissions attributable to the securities included in such registration) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expense of any liability insurance obtained by the Company.

          7.      Indemnification and Contribution.

               a.        The Company agrees to indemnify the Trust, its
officers  and trustees against all losses, claims,  damages, liabilities  and  expenses (including,  without  limitation, reasonable  attorneys'  fees except as  limited  by  Section
7(c)) caused by any untrue or alleged untrue statement of  a material  fact  contained  in  any  registration  statement,
prospectus  or  preliminary  prospectus  relating   to   the
Registrable  Shares or any amendment thereof  or  supplement thereto  or  any omission or alleged omission of a  material fact required to be stated therein or necessary to make  the statements  therein not misleading, except  insofar  as  the same  are  caused  by  or contained in  or  based  upon  any information furnished in writing to the Company by the Trust or  any  underwriter expressly for use  therein  or  by  the
Trust's  or underwriter's failure to deliver a copy  of  the registration  statement or prospectus or any  amendments  or supplements  thereto  after the Company  has  furnished  the
Trust  or underwriter with a sufficient number of copies  of the  same.  In connection with an underwritten offering, the
Company will indemnify such underwriters, their officers and directors  and  each Person who controls  such  underwriters
(within  the  meaning of the Securities  Act)  to  the  same extent as provided above with respect to the indemnification of  the Trust.  In connection with an underwritten offering, the underwriters shall be required to agree to indemnify the
Trust,  its  officers  and trustees, and  the  Company,  its officers  and  directors and each Person  who  controls  the
Company  (within the meaning of the Securities Act)  to  the
same   extent  as  the  Company  agrees  to  indemnify  such
underwriters in this Section 7(a), but only as to statements contained  in  or  omitted from any registration  statement,
prospectus  or  preliminary  prospectus  or  any   amendment
thereof or supplement thereto in reliance upon written information furnished to the Company by such underwriters for use in the preparation thereof. The reimbursements required by this Section 7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

               b. In connection with any registration statement in which the Trust is participating, it will furnish to the
Company  in  writing  such information,  questionnaires  and affidavits  as the Company reasonably requests  for  use  in
connection   with   any  such  registration   statement   or
prospectus and will indemnify the Company, its directors and officers  and  each Person who controls the Company  (within the  meaning of either Section 15 of the Securities  Act  or
Section  20 of the Exchange Act) against any losses, claims,
damages,   liabilities  and  expenses  (including,   without
limitation,  attorneys' fees except as  limited  by  Section
7(c)) caused by any untrue or alleged untrue statement of  a material  fact  contained  in  any  registration  statement,
prospectus  or  preliminary  prospectus  relating   to   the
Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Trust. The Trust also agrees to indemnify and hold harmless any underwriters of the Registrable Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section
7(b).

               c. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying
party   of  any  claim  with  respect  to  which  it   seeks
indemnification and (ii) unless in such indemnified  party's reasonable  judgment  a  conflict of interest  between  such indemnified and indemnifying parties may exist with  respect to  such claim, permit such indemnifying party to assume the defense  of  such claim with counsel reasonably satisfactory to  the indemnified party.  If such defense is assumed,  the indemnifying party will not be subject to any liability  for any  settlement  made by the indemnified party  without  its
consent   (but   such  consent  will  not  be   unreasonably
withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

               d. The indemnification provided for under this Agreement will remain in full force and effect regardless of any  investigation made by or on behalf of  the  indemnified party or any officer, director or controlling Person of such
indemnified   party  and  will  survive  the   transfer   of
securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                 e.     If  the  indemnification  from   the
indemnifying party as provided in this Section 7 is unavailable or is otherwise insufficient to hold harmless any Person entitled to indemnification in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Person entitled to indemnification in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made, or relates to information supplied by such indemnifying party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or preceding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          8. Compliance with Rule 144. At the request of the Trust, the Company will (i) forthwith furnish a written statement of its compliance with the filing requirements of the Commission as set forth in Rule 144 or any similar rules or  regulations hereafter adopted by the Commission as  such may be amended from time to time, (ii) make available to the public and the Trust such information and (iii) take such further actions as the Trust shall reasonably request as will enable the Trust to be permitted to make sales pursuant
to  Rule  144  or  such similar rules and regulations.   All
sales of Registrable Shares by the Trust must be effected in compliance with applicable law.

          9. Participation in Underwritten Registrations. The Trust may not participate in any registration hereunder
which   is  underwritten  unless  it  (a)  agrees  to   sell
Registrable Shares on the basis provided in any underwriting arrangements  approved  by the Person  or  Persons  entitled hereunder  to  approve such arrangements, (b) completes  and executes  all  questionnaires, powers of  attorney,  custody agreements, indemnities, underwriting agreements  and  other documents  required  under the terms  of  such  underwriting arrangements,  and (c) furnishes in writing to  the  Company
such   information  regarding  the  Trust,   the   plan   of
distribution of the Registrable Shares and other information as  the Company may from time to time reasonably request  or
as   may  be  legally  required  in  connection  with   such
registration. The Trust will have the right to select the managing underwriters to administer any Demand Registration, subject to the approval of the Company, which approval will not be unreasonably withheld.

          10.   Prohibition on Transfer.

                (a)   The Trust hereby agrees that  it  will
not, during the period commencing on the date hereof and ending one year after the date hereof, offer, pledge, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell or otherwise dispose of, directly or indirectly, an amount of Registrable Shares such that the total Registrable Shares owned by the Trust at any time during such one year period falls below the Continuity Amount. For purposes hereof, "Continuity Amount" means the amount of shares of Common Stock issued pursuant to the Merger representing 50% of the aggregate value of the consideration issued in the Merger (including, for this purpose, any shares of Common Stock issued in the Merger, any payments to holders of Dissenting Shares and any payments in lieu of fractional shares).
                (b)   From  time  to time,  if  the  Company
intends to purchase shares of Common Stock in the open market pursuant to the share repurchase program referred to in Section 6.31 (the "Program") of the Merger Agreement, the Company may deliver a notice (a "Black-Out Notice") to the Trust setting forth the period during which the Company anticipates making such purchases (a "Black-Out Period"). The Trust agrees that it will not sell any Registrable Shares in the open market during a Black-Out Period. In order to be effective, the Company must deliver a Black-Out Notice by facsimile to [ ] at [ ], to be confirmed by telephone at [ ] by no later than 4:00 p.m. the day prior to the commencement of the Black-Out Period. Each trading day within a Black-Out Period is referred to herein as a "Black-Out Day". In no event shall the Company cause more than 10 trading days in any one calendar month to be Black-Out Days. The Company will promptly inform the Trust of any early termination of a Black-Out Period. The Trust agrees to hold information regarding Black-Out Periods in confidence. The Company represents that the Program will be terminated no later than six months from the date hereof.

          11. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its
securities   which   is  inconsistent  with   or   otherwise
materially interferes with the rights granted to the Trust in this Agreement.

          12. Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

          13. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Trust.

          14. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

          15. Final Agreement. This Agreement constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

          16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be  effective  and valid under applicable law,  but  if  any provision of this Agreement is held to be prohibited  by  or
invalid  under  applicable  law,  such  provision  will   be
ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

          18. Notices. Except as provided in Section 10(b), any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

           If to the Trust, at its address set forth on the stock record books of the Company;

          with a copy to:

          John H. Burlingame, Esq.
          Baker & Hostetler
          3200 National City Center
          1900 East Ninth Street
          Cleveland, Ohio 44114-3485

          If to the Company, to:

          Comcast Corporation
          1500 Market Street
          Philadelphia, Pennsylvania 19102
          Attention:  Stanley Wang, Esq.

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:  William L. Taylor, Esq.

          19. Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws thereof.

          20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed
and   delivered  shall  be  deemed  an  original,  and  such
counterparts together shall constitute one instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, as of the day and year first set forth above.

                              THE EDWARD W. SCRIPPS TRUST




                              By:________________________________




                              COMCAST CORPORATION




                              By:________________________________




                                                   EXHIBIT G



               BOARD REPRESENTATION AGREEMENT


      This Board Representation Agreement, dated as of ____, 1995 (this "Agreement") is by and among Comcast Corporation, a Pennsylvania corporation ("Acquiror"), Sural Corporation, a Delaware corporation, (the "Acquiror Stockholder") and The Edward W. Scripps Trust (the "Trust").

     WHEREAS, the Acquiror Stockholder owns 1,845,037 shares of Acquiror's Class A Common Stock, par value $1.00 per share, 5,315,772 shares of Acquiror's Class A Special Common Stock, par value $1.00 per share, and 8,786,250 shares of Acquiror's Class B Common Stock, par value $1.00 per share (all shares of such stock now owned and which may hereafter be acquired by the Acquiror Stockholder prior to the termination of this Agreement are referred to herein as the "Acquiror Shares");

       WHEREAS, The E.W. Scripps Company, a Delaware corporation (the "Company"), Scripps Howard, Inc., an Ohio corporation ("SHI") and wholly owned subsidiary of the Company, and Acquiror have entered into a Merger Agreement dated October 28, 1995 (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Acquiror (the "Merger") (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

      WHEREAS, in connection with the Merger, the Trust will be entitled to receive shares of Class A Special Common Stock, $1.00 par value per share, of Acquiror (all such shares received by the Trust in the Merger, the "Trust Shares"), and it is the desire of the Trust that it have the right to designate certain persons for election as members of the board of directors of Acquiror (the "Acquiror Board") following the consummation of the Merger;

     WHEREAS, pursuant to the Merger Agreement, Acquiror has agreed to cause ___________________ (the "Initial Trust
Designee") to be elected to the Acquiror Board as set forth herein following consummation of the Merger; and

      WHEREAS, it is a condition to the Company's and SHI's obligation to consummate the Merger that the parties hereto enter into this Agreement;

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Representation On Acquiror Board. To the extent permitted under applicable law the Trust shall be entitled to representation on the Acquiror Board as follows: the Initial Trust Designee shall be proposed for election to the Acquiror Board either: (i) if following the consummation of the Merger there are one or more vacancies on such Board or the members of such Board have the power to create new directorships, at the first meeting of the Acquiror Board following consummation of the Merger, at which the Initial Trust Designee shall be elected or (ii) if there are no such vacancies or power to create new directorships, at the first meeting of stockholders of Acquiror held after consummation of the Merger. Following such election of the Initial Trust Designee, in each instance in which individuals are nominated for election to the Acquiror Board, Acquiror shall cause to be nominated for election to the Acquiror Board that number of individuals designated by the Trust (the "Trust Designee(s)") equal to the Appointment Number (as defined below) as of the date of nomination, in the manner and subject to the conditions set forth in this Section 1. Acquiror shall cause such Trust Designee(s) to be validly and timely nominated for election to the Acquiror Board in the same manner as other proposed directors are nominated, shall recommend to its stockholders the election to the Acquiror Board of the Trust Designee(s) and shall not revoke or qualify such recommendation. Acquiror shall use its best efforts to solicit from its stockholders proxies in favor of the election of all the Trust Designee(s), and shall take such other action as may be reasonably necessary to cause such Trust Designee(s) to be so elected. If any Initial Trust Designee or Trust Designee who serves on the Acquiror Board ceases, for any reason, to serve on the Acquiror Board (other than as a result of the expiration of the specified term of such Initial Trust Designee or Trust Designee), Acquiror shall take all actions reasonably necessary to cause the vacancy to be filled, as soon as practicable, by an individual designated by the Trust (a "Replacement Trust Designee"), but in any event no later than the first meeting of the Acquiror Board following cessation of service by such Designee. Each Initial Trust Designee, Trust Designee or Replacement Trust Designee shall be reasonably acceptable to Acquiror and shall be eligible to serve on the Acquiror Board under applicable law.

      For purposes hereof, "Appointment Number" means one, provided that the Appointment Number shall be two if the product of (i) the total number of directors constituting the Acquiror Board less the director position(s) held by the designee(s) of the Trust and (ii) the quotient equal to (A) the number of Long-term Shares held by the Trust at the time of nomination divided by (B) the aggregate number of Acquiror Common Shares outstanding at such time on a fully diluted basis shall be equal to or greater than 1.75. For purposes hereof, (i) "Acquiror Common Shares" means shares of any class of common stock of Acquiror and (ii) "Long-term Shares" means, as of any date, Acquiror Common Shares that have been owned for not less than one year.

      From time to time upon the reasonable written request by Acquiror, the Trust will provide Acquiror with an opinion of counsel (the "Opinion") reasonably acceptable to Acquiror, which opinion shall state that the nomination and appointment of a proposed Initial Trust Designee, Trust Designee or Replacement Trust Designee, as the case may be, to the Acquiror Board is permitted under applicable law. Except as provided in the following paragraph, all obligations on the part of Acquiror and the Acquiror Stockholder under this Agreement shall be suspended until the Opinion shall have been received by it.

      If the Trust shall not be permitted under applicable law to representation on the Acquiror Board as described herein, or if the Trust should elect from time to time observer status in lieu of a seat on the Board by written notice to Acquiror, then to the extent permitted by law, the Trust shall for the period of this Agreement be entitled to designate an observer who shall be entitled to notice of and to attend all meetings of the Acquiror Board and to receive or review, as the case may be, copies of all documents provided to members of the Acquiror Board. Such observer shall enter into customary confidentiality arrangements with the Company.

      2. Termination of Rights. The rights of the Trust under Section 1 hereof shall terminate upon the earliest of
(i) the date on which the Trust ceases to own at least 50% of the Trust Shares (as equitably adjusted for stock splits, combinations, dividends, corporate reorganizations and similar events), (ii) the date on which the fourth annual meeting of Acquiror's Board is convened after the date hereof and (iii) the date on which the Trust elects to terminate Section 1 of this Agreement by notice to the other parties hereto.

     3. Agreements of Acquiror Stockholder. To the extent permitted under applicable law: the Acquiror Stockholder hereby agrees that, until such time as the rights of the Trust terminate pursuant to Section 2 hereof, at any meeting of the stockholders of Acquiror, however called, and in any action by consent of the stockholders of Acquiror, for the election of directors, the Aquiror Stockholder shall vote its Acquiror Shares in favor of the election to the Acquiror Board of each Trust Designee and Replacement Trust Designee, as the case may be.

       4.    Representations  and  Warranties  of  Acquiror.
Acquiror represents and warrants to the Trust that:

      (a) Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror and the performance of its obligations hereunder have been duly and validly authorized by Acquiror, and no other proceedings on the part of Acquiror are necessary to authorize the execution and delivery of this Agreement or to perform such obligations except approval of Acquiror Board of a resolution increasing the size of Acquiror Board as provided herein and election of the designees of the Trust as provided herein. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, (y) for the limitations imposed by general principles of equity and (z) as the same may be limited under the Rules and Regulations regarding cross-ownership of cable television systems and television stations.

      (b) The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, (i) conflict with or violate the Articles of Incorporation or By-laws of Acquiror, (ii) except as described in Section 4(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquiror or by which any of Acquiror's property may be bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Acquiror's properties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or Acquiror's properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by Acquiror of its obligations under this Agreement.

      (c) The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Acquiror of Acquiror's obligations under this Agreement, (ii) filings with the SEC under the Exchange Act and (iii) any waiver, consent or declaratory ruling by the FCC with respect to the Rules and Regulations regarding cross-ownership of cable television systems and television stations, to the extent that such Rules and Regulations may prohibit the performance of the Acquiror's obligations hereunder.

      5.    Representations and Warranties of  the  Acquiror
Stockholder.    The  Acquiror  Stockholder  represents   and
warrants to the Trust as follows:

      (a) The Acquiror Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Acquiror Stockholder and the performance of the Acquiror Stockholder's obligations hereunder have been duly and validly authorized by the Acquiror Stockholder, and no other corporate proceedings on the part of the Acquiror Stockholder are necessary to authorize the execution and delivery of this Agreement or to perform such obligations. This Agreement has been duly and validly executed and delivered by the Acquiror Stockholder and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of the Acquiror Stockholder enforceable against the Acquiror Stockholder in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, (y) for the limitations imposed by general principles of equity and (z) as the same may be limited under the Rules and Regulations regarding cross-ownership of cable television systems and television stations.

      (b) The execution and delivery of this Agreement by the Acquiror Stockholder do not, and the performance of this Agreement by the Acquiror Stockholder will not, (i) conflict with or violate the charter or by-laws of the Acquiror Stockholder, (ii) except as described in Section 5(c) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Acquiror Stockholder or by which the Acquiror Shares are bound or affected or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any Acquiror Shares pursuant to, any note, bond, mortgage, indenture contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquiror Stockholder is a party or by which the Acquiror Shares are bound or affected, except, in the case of clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Acquiror Stockholder of its obligations under this Agreement.

      (c) The execution and delivery of this Agreement by the Acquiror Stockholder do not, and the performance of this Agreement by such Acquiror Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Acquiror Stockholder of its obligations under this Agreement, (ii) filings with the SEC under the Exchange Act and (iii) any waiver, consent or declaratory ruling by the FCC with respect to the Rules and Regulations regarding cross-ownership of cable television systems and television stations, to the extent that such Rules and Regulations may prohibit the performance of the Acquiror Stockholder's obligations hereunder.

      (d) The Acquiror Stockholder is the owner of the Acquiror Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever, except that 1,000,000 shares of Class A Common Stock (the "Pledged Stock") are pledged to PNC Bank, N.A. pursuant to loan agreement dated April 23, 1992 and a collateral pledge agreement dated as of the same date (together, the "Loan Agreements"). PNC Bank, N.A. has the right to vote the Pledged Stock upon the occurrence of an event of default under the Loan Agreements. The Acquiror Stockholder has sole voting power with respect to the Acquiror Shares or has the power to direct the voting of the Acquiror Shares. The Acquiror Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Acquiror Shares, other than pursuant to the Voting Agreement dated October 28, 1995 among the parties hereto and the Company. The Acquiror Stockholder has sole voting power with respect to the Acquiror Shares, and the person executing this Agreement on behalf of the Acquiror Stockholder has the power to direct the voting of such Acquiror Shares.

      6. No Prohibition on Transfers. Nothing in this Agreement shall prevent the Acquiror Stockholder from offering, selling, transferring, pledging or in any other way disposing of or placing encumbrances upon the Acquiror Shares.

      7. Compensation, Expenses, Insurance. The Initial Trust Designee, Trust Designees and Replacement Trust Designees serving on the Acquiror Board shall be entitled to fees and other compensation, participation in option, stock or other benefit plans for which directors are eligible, reimbursement of expenses, and directors and officers liability insurance on an equal basis with other non-employee members of the Acquiror Board.

     8.   Voting for Permitted Amendments.

      (a) If from time to time any of the Permitted Amendments (as defined in the Merger Agreement) is proposed for approval by the shareholders of Acquiror, the Trust shall (i) be present, in person or represented by proxy, at the stockholder meetings of Acquiror so that all shares of Acquiror Common Stock beneficially owned by the Trust ("Trust Common Shares") shall be counted for the purpose of determining the presence of a quorum at such meetings and
(ii) vote or cause to be voted, or consent with respect to, all Trust Common Shares in favor of the approval of such Permitted Amendment. The Trust will not enter into any agreement, commitment or understanding that limits, directs or restricts the rights of the Trust to vote any Trust Common Shares so long as such Trust Shares are owned by the Trust. The provisions of this subsection (a) shall terminate two years from the date hereof.

      (b) In connection with any shareholder vote regarding the approval of a Permitted Amendment, the Trust will not, singly or as part of a partnership, limited partnership or other group (as such terms are used in Section 13(d)(3) of the Exchange Act), directly or indirectly make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange
Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Acquiror Common Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Acquiror.

      (c)   The  Trust  acknowledges that  it  has  reviewed
Acquiror's Articles of Incorporation and Proxy Statement dated May 19, 1995.

     9.   Provisions Specifically Enforceable.

      (a) The obligations of Acquiror and the Acquiror Stockholder under this Agreement are unique. Acquiror and the Acquiror Stockholder acknowledge that it would be extremely difficult or impracticable to measure the resulting damages caused by any breach of this Agreement. Acquiror and the Acquiror Stockholder agree that, in the event of a breach of this Agreement by Acquiror or the Acquiror Stockholder, the Trust, in addition to any other available rights or remedies, shall be entitled to specific performance of the obligations of Acquiror and the Acquiror Stockholder under this Agreement, and Aquiror and the Acquiror Stockholder expressly agree that a remedy in damages will not be adequate.

      (b) The remedies provided in this Section 8 are cumulative and are in addition to any other remedies in law or equity which may be available to the Trust. The election of one or more remedies shall not bar the use of other remedies unless circumstances make the remedies incompatible.

      10. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.

      11. Attorney's Fees. In any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and court costs and other nonreimbursable litigation expenses, such as expert witness fees and investigation expenses.

      12. Merger And Modification. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof, and supersedes all other oral or written provisions. This Agreement may be modified or terminated only in a writing signed by all parties.

      13. Binding on Successors. This Agreement shall be binding upon Acquiror, the Acquiror Stockholder and their respective successors and assigns.

      14.  Rules Of Construction.  All section captions  are
for   reference  only,  and  shall  not  be  considered   in
construing this Agreement.

      15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:
(a) if to the Trust, to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio, attention: Donald E. Meihaus, Secretary-Treasurer, (b) if to the Acquiror Stockholder, to it at 11 North Market Street, Suite 1219, Wilmington, Delaware, 19801, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017, attention: William L. Taylor, Esq., (c) if to Acquiror, to it at 1500 Market Street, Philadelphia, Pennsylvania, 19102, attention:
Stanley Wang, Esq., with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, 10017, attention:
William L. Taylor, Esq., and (d) if to the Company, to it in care of Acquiror at the address set forth above, or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

      16. Counterparts. This Agreement may be executed contemporaneously in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                              COMCAST CORPORATION


                              By:_________________________
                                   Name:
                                   Title:


                              SURAL CORPORATION


                              By:_________________________
                                   Name:
                                   Title:


                              THE EDWARD W. SCRIPPS TRUST

                              By:_________________________
                                   Name:
                                   Title:  Trustee